DALLAS/GLEN HILLS, L.P.

                        AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP


 TABLE OF CONTENTS



  ARTICLE I           DEFINED TERMS

  ARTICLE II          GENERAL
  2.1                 Continuation of the Partnership
  2.2                 Principal Office
  2.3                 Principal Place of Business; Resident Agent
  2.4                 Term
  2.5                 Purpose

  ARTICLE III         CAPITAL CONTRIBUTIONS
  3.1                 Initial Capital Contributions; General Partner
  3.2                 Withdrawal of Withdrawing Limited Partners; Admission of
                      Limited Partners
  3.3                 Special Limited Partner
  3.4                 Investor Limited Partner
  3.5                 [Reserved]
  3.6                 Treatment of Other Advances
  3.7                 Capital Accounts; No Interest; Withdrawal
  3.8                 Liability of Limited Partners
  3.9                 Provision of Other Amounts
  3.10                Outside Activities of Limited Partners

  ARTICLE IV          COMPLIANCE WITH AUTHORITY REQUIREMENTS; PARTNERSHIP
                      BORROWINGS
  4.1                 Authority Requirements
  4.2                 Authorization to the General Partner
  4.3                 Right to Mortgage
  4.4                 Loans

  ARTICLE V RIGHTS, POWERS AND OBLIGATIONS OF THE GENERAL PARTNER AND LIMITATIONS THEREON; PARTNERS' ACTIVITIES
  5.1                 Exercise of Management
  5.2                 Duties and Authority of General Partner
  5.3                 Delegation of General Partner Authority; Tax Matters
                      Partner
  5.4                 Lease, Conveyance or Refinancing of Assets of the
                      Partnership
  5.5                 Restrictions on Authority
  5.6                 Activities of Partners
  5.7                 Dealing with Affiliates
  5.8                 Indemnification and Liability of the General Partners
  5.9                 Representations and Warranties
  5.10                Additional Covenants of General Partner
  5.11                Obligation to Repair and Rebuild Apartment Complex

  ARTICLE VI          CERTAIN PAYMENTS
  6.1                 Development Fee
  6.2                 Consulting Monitoring Fee
  6.3                 Annual Local Administrative Fee
  6.4                 Supervisory Management Fee
  6.5                 Asset Management Fee
  6.6                 Amounts Earned on $1,500,000 Escrow
  6.7                 Contractor Fee

  ARTICLE VII         ACCOUNTING, REPORTS, BOOKS, BANK ACCOUNTS AND FISCAL YEAR
  7.1                 Bank Accounts
  7.2                 Books of Account; Fiscal Year
  7.3                 Reports
  7.4                 Other Reports
  7.5                 Tax Returns and Tax Treatment

  ARTICLE VIII        MANAGEMENT AGENT
  8.1                 Management Agent and Management Fee

  ARTICLE IX          PROFITS AND LOSSES; DISTRIBUTIONS
  9.1                 Allocations of Profits and Losses
  9.2 Distribution and Application of Cash Flow and Proceeds From Sale or Refinancing Transactions
  9.3                 Overriding Allocations of Profits and Losses

  ARTICLE X           TRANSFER OF LIMITED PARTNER INTERESTS; SUBSTITUTED
                      PARTNERS; ASSIGNEES
  10.1                Assignment of Limited Partner Interests
  10.2                Substituted Partners; Admission
  10.3                Assignees

  ARTICLE XI          WITHDRAWAL OF A GENERAL PARTNER; NEW GENERAL PARTNERS
  11.1                Withdrawal
  11.2                Effect of Withdrawal; Election to Continue Business
  11.3                Formation of New Partnership
  11.4                Special Removal Rights
  11.5                Additional General Partners
  11.6                Amendment of Schedule and Agreement
  11.7                Survival of Liabilities

  ARTICLE XII         DISSOLUTION AND TERMINATION OF THE PARTNERSHIP
  12.1                Events Which Cause a Dissolution
  12.2                Actions of Liquidating Agent Upon Dissolution
  12.3                Statements on Termination
  12.4                Priority on Liquidation; Distribution of Non-Liquid Assets
  12.5                Orderly Liquidation
  12.6                No Goodwill Value

  ARTICLE XIII        FOREIGN PARTNERS
  13.1                Certification of Non-Foreign Status
  13.2 Withholding of Certain Amounts Attributable to Interests of Foreign Partners

  ARTICLE XIV         MISCELLANEOUS
  14.1                Law Governing
  14.2                Power of Attorney
  14.3                Counterparts
  14.4                Partners Independently Bound
  14.5                Separability of Provisions
  14.6                Address and Notice
  14.7                Computation of Time
  14.8                Titles and Captions
  14.9                Entire Agreement
  14.10               Agreement Binding
  14.11               Parties in Interest
  14.12               Amendments; Other Actions
  14.13               Survival of Representations, Warranties and Agreements
  14.14               Further Assurances
  14.15               Remedies Cumulative
  14.16               Meetings
  14.17               Class Z General Partner




                              DALLAS/GLEN HILLS, L.P.

                AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

     AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement"), dated as of the ____ day of March, 1997, by and among GLEN HILLS HOMES FOR AMERICA, INC. as General Partner ("HOMES" or the "General Partner") DAVID
     H. KORB ("Korb" or the "Class Z General Partner"), RELATED CORPORATE SLP L.P., a Delaware limited partnership (the "Special Limited Partner"), and RELATED CORPORATE PARTNERS V, L.P., a Delaware limited partnership (the "Investor Limited Partner" and, together with the Special Limited Partner, the "Limited Partners"), and CAL-TEX II - Glen Hills, LTD., a Texas limited partnership, JOCK P.R. LIVING TRUST 3/28/89, 6003 ABRAMS ROAD, INC., a Texas corporation and ANTHONY J. BARDER, as Withdrawing Limited Partners.

                               W I T N E S S E T H :

     WHEREAS, the Partnership was formed as a limited partnership under the laws of the State pursuant to the certificate of limited partnership ("Original Certificate") by and among Korb, as general partner, and Cal-Tex II-Glen Hills, Ltd., a Texas limited Partnership, Jock P.R. Living Trust 3/28/89, 6003 Abrams Road, Inc., a Texas corporation, and Anthony J. Barder, as original limited partners. The Original Certificate was filed with the Filing Office on October 18, 1995 and was amended on April 17, 1996;

     WHEREAS, the Investor Limited Partner was admitted to the Partnership as a limited partner as of the Admission Date (as hereinafter defined);

     WHEREAS, the parties hereto desire to enter into this Agreement to provide for, among other things, (i) the continuation of the Partnership, (ii) the withdrawal of the Withdrawing Limited Partners from the Partnership, (iii) the admission of the Limited Partners and HOMES into the Partnership, (iv) the payment of Capital Contributions by the Investor Limited Partner to the Partnership, (v) the reallocation of Profits, Losses, Credits and distributions of Cash Flow and other proceeds of the Partnership among the Partners, (vi) the respective rights, obligations and interests of the parties hereto to each other and to the Partnership and (vii) certain other matters;

     NOW,   THEREFORE,   in   consideration  of  the  covenants  and  agreements
     hereinafter set forth, the parties hereto agree that the Initial Agreement is hereby amended and restated in its entirety to read as follows:


                                     ARTICLE I
                                   DEFINED TERMS
     Capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. Certain additional defined terms are set forth elsewhere in this Agreement and, where referenced, in the Contribution Agreement and in the Exhibits thereto.

                    "Accountants"  means  such  firm  or  firms  of  independent certified public accountants as may be engaged by the General Partners with the Consent of the Special Limited Partner from time to time, and shall initially be Thomas V. Stephen & Company, P.C., having an address at 222 West Las Colinas Blvd., Suite 1830, Irving, Texas 75039.
                    "Adjusted  Capital Account  Deficit" means,  with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any fiscal year of the Partnership, after giving effect to the following adjustments:

     credit to such Capital Account any amounts which such Partner is obligated to restore thereto pursuant to any provision of this Agreement or is deemed to be obligated to restore thereto pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

          debit  to  such  Capital   Account  the  items  described  in  Section
          1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
          1.704-1(b)(2)(ii)(d)(6) of the Regulations.

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Admission Date" means the day on which the Investor Limited Partner acquires its Interest pursuant to the terms of the Contribution Agreement.

          "Affiliate" means, when used with reference to a specified Person, any
          (i) Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity and (iii) Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities. "Affiliate" of the Partnership or a General Partner does not include a Person who is a partner in one or more partnerships or joint ventures with the Partnership or any other Affiliate of the Partnership if such a Person is not otherwise an Affiliate of the Partnership or such General Partner.

          "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time.

          "Apartment Complex" means the real property owned by the Partnership located in Dallas, Texas as more fully described in the Title Policy (the "Land"), together with (i) 41 buildings containing 386 apartments and ancillary and appurtenant facilities (including those intended for commercial use, if any) being constructed thereon and (ii) all furnishings, equipment and personal property used in connection with the operation thereof ((i) and (ii), collectively, the "Improvements").


          "Assignment" (including the verb form "Assign" and the adjectival form "Assigned") means a valid sale, exchange, transfer or syndication or other disposition of all or any portion of an Interest. "Assignor" means a Partner who makes an Assignment and "Assignee" means a Person who receives an Assignment.

          "Authority" means any Government Agency, together with any applicable housing finance authority, which is a public body corporate and politic created by the State, or other agency authorized to issue bonds or other evidence of indebtedness to finance residential housing development. To the extent applicable, Authority shall also mean any government mortgage insurance or co-insurance agency, or any other governmental body or agency having jurisdiction over the operations of the Apartment Complex or that provides assistance to the Partnership, the Apartment Complex and/or its tenants and imposes requirements in connection with such assistance.

          "Bankruptcy" or "Bankrupt" means, with respect to any Partner, such Partner making an assignment for the benefit of creditors, becoming a party to any liquidation or dissolution action or proceeding with respect to such Partner or any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to such Partner, or a receiver, liquidator, custodian or trustee being appointed for such Partner or a substantial part of such Partner's assets and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within ninety (90) days; or the entry of an order for relief against such Partner under Title 11 of the United States Code. A Partner shall be deemed Bankrupt if the Bankruptcy of such Partner shall have occurred and be continuing.

          "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          to each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits, and any items in the nature of income or gain which are specially allocated pursuant to Article IX hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner;

          to each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses which are specially allocated pursuant to Article IX hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership;

          in the event any Interest is Assigned in accordance with the terms of this Agreement, the Assignee shall succeed to the Capital Account of the Assignor to the extent it relates to the Assigned Interest; and

          in determining the amount of any liability for purposes of clauses (i) and (ii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

               The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or the Partners), are computed in order to comply with such Regulations, the General Partners may make such modification with the Consent of the Special Limited Partner, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section
               12.4 hereof upon the dissolution of the Partnership. The General Partners, with the Consent of the Special Limited Partner, also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Partners and the aggregate amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes in accordance with Section 1.704-1(b)(2)(iv)(q) of the Regulations, (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Section 1.704-1(b) of the Regulations, and (c) make any appropriate modifications to the Capital Accounts of the Partners to reflect revaluations of the Apartment Complex pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations.

                    "Capital  Contributions" means, with respect to any Partner, the amount of money (other than any amounts contributed pursuant to a Partner's obligations under the Development Deficit Guaranty Agreement) and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Interest held by such Partner pursuant to the terms of this Agreement in accordance with Schedule A attached hereto. Any reference in this Agreement to the Capital Contribution of a then Partner shall include the contributions to the capital of the Partnership made by any predecessor in interest of such Partner in respect of such Interest of such Partner.

"Capital Note" means the promissory note issued by the Investor Limited Partner to the Partnership in the form annexed hereto as Exhibit B pursuant to Section
3.4 hereof.

"Cash Expenditures" means all disbursements of cash during the year (excluding distributions to Partners), including, without limitation, payment of operating expenses, payment of principal and interest on the Partnership's indebtedness (excluding payments of principal and interest on Voluntary Loans and Operating Loans), cost of repair and restoration of the Apartment Complex, amounts allocated to reserves (including any amounts required to be funded as operating reserves or replacement reserves) by the General Partner and the payment of the fees set forth in Article VI hereof. In addition, the net increase during the year in any escrow account or reserve maintained by or for the Partnership shall be considered a cash expenditure during the year. Cash Expenditures payable to Partners or Affiliates of Partners shall be paid after Cash Expenditures payable to third parties.

"Cash Flow" means the excess of Cash Receipts over Cash Expenditures. Cash Flow shall be determined separately for each fiscal year or portion thereof.

"Cash Receipts" means all cash receipts of the Partnership from whatever source derived other than from a Sale or Refinancing Transaction, including, without limitation, cash from operations, any amounts attributable to construction or development savings, and Capital Contributions. In addition, the net reduction in any year in the amount of any escrow account or reserve maintained by or for the Partnership shall be considered a cash receipt of the Partnership for such year. Notwithstanding the foregoing, at the election of the General Partners, Cash Receipts received near the end of a fiscal year and intended for use in meeting the Partnership's obligations (including the cost of acquiring assets or paying debts or expenses) in the subsequent fiscal year shall not be deemed received until such following year.

"Certificate" means the Original Certificate as amended by any amendments thereto filed in the Filing Office in accordance with the Uniform Act.

"Class" means a specific class or grouping of Partners (i.e., the General Partners or the Investor Limited Partner and the Special Limited Partner).

"Class Z General Partner" means Korb.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

"Compliance Period" shall have the meaning provided in Section 42(i)(1) of the Code.

"Consent of the Special Limited Partner" means the prior written consent or approval of the Special Limited Partner, which may be granted or withheld in its sole discretion.

"Contractor" means KRR Construction, and its successors and assigns.

"Contribution Agreement" means the Contribution Agreement dated as of the date hereof among the General Partner, the Partnership (as constituted immediately prior to the execution of this Agreement) and the Investor Limited Partner.

"CPI" means the National Consumer Price Index for Urban Wage Earners and Clerical Workers (1982 - 1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics. If the described index shall no longer be published, another generally recognized as authoritative shall be substituted with the Consent of the Special Limited Partner.

"Credit" or "Credits"  means the low income housing tax credit  allowable  under
Section 42 of the Code.

"Credit Agency" shall mean Texas Department of Housing and Community Affairs.

"Credit Amount" means $350,260 of Credits per annum.

"Credit Conditions" means, for the duration of the Compliance Period, any and all restrictions including, but not limited to, applicable federal, state and local laws, rules and regulations, which must be complied with in order to qualify for the Credits or to avoid an event of recapture in respect of the Credits.

"Credit Period" shall have the meaning specified in Section 42 of the Code.

"Credit Reduction Payments" shall mean an amount equal to the present value cost to the Investor Limited Partner (assuming a 15% discount rate) of a difference (a "Credit Reduction") between the amount of Credits received by the Partnership and allocated to the Limited Partners and 99.99% of the amounts of Credits set forth in Exhibit A to the Recapture Guaranty Agreement, as such amounts are adjusted pursuant to Section 3.4.B(ii) hereof, which arises as a result of a Credit Reduction other than in connection with a Tax Credit Recapture Event (as such term is defined in the Recapture Guaranty Agreement), which occurs after the last Note Payment Date (as such term is defined in the Contribution Agreement). Credit Reduction Payments shall not be required to the extent amounts equal to such payments have been paid previously to the Limited Partners pursuant to the Recapture Guaranty Agreement or pursuant to Section 9.2.D hereof. "Depreciation" means, for each fiscal year of the Partnership or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partners.

"Developer" means Korb.

"Development Deficit" shall have the meaning provided in the Development Deficit Guaranty Agreement.

"Development Deficit Guaranty Agreement" means the agreement of the Guarantor to fund "Development Deficits", which shall be substantially in the form of Exhibit E annexed to the Contribution Agreement.

"Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, cooperative or association.

"Filing Office" means the Office of the Secretary of State of the State.

"Foreign Partner" means a Partner who at the time of acquisition of such Partner's interest is a United States citizen or a resident alien of the United States and whose status subsequently changes to that of a non-resident alien of the United States.

          "Foreign Person" means a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate, within the meaning of Sections 897, 1445 and 1446 of the Code.

          "General Partner" or "General Partners" means any or all Persons designated as General Partners in Schedule A, including, without limitation, the Managing General Partner, and any Person or Persons who, at the time of reference thereto, have been admitted as additional or successor General Partners, in each such Person's capacity as a general partner of the Partnership. If there is only one General Partner of the Partnership, the term "General Partners" shall be deemed to refer to such General Partner. Notwithstanding anything to the contrary herein, the term General Partner or General Partners shall not include the Class Z General Partner.

          "Government   Agency"   shall  have  the  meaning  set  forth  in  the
          Contribution Agreement.

          "Governmental Agreements" shall have the meaning set forth in the Contribution Agreement.

          "Governmental Permits" shall have the meaning set forth in the Contribution Agreement.

          "Gross Asset Value" means, with respect to any asset owned by the Partnership, the asset's adjusted basis for Federal income tax purposes, except as follows:

          the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partners with the Consent of the Special Limited Partner;

          the Gross Asset Value of each asset shall be adjusted to equal its gross fair market value, as determined by the General Partners with the Consent of the Special Limited Partner, as of the following times:
          (a) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution;
          (b) the distribution by the Partnership to a Partner of more than a de minimis amount of property in respect of its Interest; and (c) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partners with the Consent of the Special Limited Partner reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

          the Gross Asset Value of any asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

          the Gross Asset Value of each asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustment is taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and Article IX hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (iv) to the extent the General Partners determine that an adjustment pursuant to clause (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv).

          If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Guarantor" means, collectively, the General Partner and Homes For America Holdings, Inc., a Texas corporation.

          "Guaranty Period" means the period during which Guarantor is obligated to fund any Operating Deficit pursuant to the Operating Deficit Guaranty Agreement.

          "Housing Agency" means the Credit Agency.

          "HUD" means the United States Department of Housing and Urban Development, or any successor Federal agency.

          "Improvements"   has  the  meaning  specified  in  the  definition  of
          Apartment Complex.

          "Initial Agreement" means the Agreement of Limited Partnership dated February 9, 1996 among Korb as general partner and the Withdrawing Limited Partner, as limited partner.

          "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all terms and provisions of this Agreement.

          "Investor Contributions" means $2,787,337 plus the amount of any Capital Contributions made by or on behalf of the Investor Limited Partner in addition to those provided for in Section 3.4.A hereof, less the amount by which the Capital Contribution is reduced pursuant to Section 3.4.B hereof.

          "Investor Limited Partner" means Related Corporate Partners V, L.P., a Delaware limited partnership, and any person who becomes a Substituted Limited Partner in respect of any portion of the Interests of the Investor Limited Partner as provided in Article X hereof. The term "Investor Limited Partner" does not include the Special Limited Partner.

          "Involuntary Withdrawal" means any Withdrawal caused by the death, adjudication of insanity or incompetence, or Bankruptcy of a General Partner, or the removal of such General Partner pursuant to Section 11.4.C hereof.

          "Land"  has the  meaning  specified  in the  definition  of  Apartment
          Complex.

          "Lender"  means  any  lender  under  any  mortgage   constituting  the
          Mortgage.

          "Limited Partners" means the Investor Limited Partner and the Special Limited Partner and any Substituted Limited Partner.

          "Liquidating Agent" shall have the meaning provided in Section 12.2 hereof.

          "Management Agent" means Autumn Gate Properties, Inc. or its successors or any other person approved by each Authority the approval of which is required and selected to provide management services to the Apartment Complex from time to time in accordance with Article VIII hereof.

          "Management Agreement" means the agreement between the Partnership and the Management Agent for the management of the Apartment Complex entered into pursuant to the authority granted by Article VIII hereof.

          "Managing General Partner" means the General Partner, initially, and its successors and assigns, as Managing General Partner pursuant to the provisions of Section 5.3 hereof; provided, however, if there is only one General Partner, such person shall be the Managing General Partner.

          "Mortgage" means any mortgage or deed of trust securing an indebtedness of the Partnership and encumbering the Apartment Complex, as such indebtedness may be increased, decreased or refinanced in accordance with this Agreement and the Project Documents. Where the context admits, the term "Mortgage" shall include any mortgage, deed, deed of trust, note, regulatory agreement, security agreement, assumption agreement or other instrument executed in connection with a Mortgage Note which is binding on the Partnership; and in case any Mortgage is replaced or supplemented by any subsequent mortgage or mortgages, the term "Mortgage" shall refer to any such subsequent mortgage or mortgages.

          "Mortgage Note" means any promissory note held by a Lender evidencing the indebtedness secured by the Mortgage. "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          "Nonrecourse   Liability"   has  the  meaning  set  forth  in  Section
          1.704-2(b)(3) of the Regulations.

          "Operating Deficit" shall have the meaning provided in the Operating Deficit Guaranty Agreement.

          "Operating Deficit Guaranty Agreement" means the agreement of the Guarantor to fund Operating Deficits, which shall be substantially in the form of Exhibit F annexed to the Contribution Agreement.

          "Operating Loans" means loans made by the Guarantor to the Partnership pursuant to the Operating Deficit Guaranty Agreement to fund Operating Deficits occurring during the Guaranty Period, which loans do not bear interest and are repayable only as provided in Article IX hereof.

          "Other Guarantees" or "Guarantees" shall mean any guarantees made by the Guarantor pursuant to the Contribution Agreement.

          "Partner" or "Partners" means any or all of the General Partners and the Limited Partners.

          "Partner Nonrecourse Debt" has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

          "Partner  Nonrecourse  Debt Minimum Gain" has the meaning set forth in
          Section 1.704-2(i)(2) of the Regulations.

          "Partner Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(i)(1) of the Regulations.

          "Partnership"   means  the  limited   partnership   governed  by  this
          Agreement, as such limited partnership may from time to time be amended or reconstituted.

          "Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

          "Permanent   Lender"   shall  have  the   meaning  set  forth  in  the
          Contribution Agreement.

          "Permanent Loan" shall have the meaning set forth in the Contribution Agreement.

          "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

          "Prime Rate" means the rate of interest publicly announced from time to time by Chemical Bank, New York, New York, as its prime rate.

          "Profits" and "Losses" means, for each fiscal year of the Partnership or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

          any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

          in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (ii) or (iii) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

          notwithstanding any other provisions hereof, any items which are specially allocated pursuant to Article IX hereof shall not be taken into account in computing Profits or Losses.

          "Project Documents" means the Contribution Agreement, the Construction Contract, the Governmental Agreements, the Title Policy, the Management Agreement, the Loan Documents (as such term is defined in the Contribution Agreement), and any other document related to the financing, development, construction, use or operation of the Apartment Complex, as any such documents may be amended from time to time.

          "Regulations" means the Income Tax Regulations promulgated under the Code.

          "Regulatory Agreement" means that certain Declaration of Land Use Restrictive Covenants For Low-Income Housing Credits entered into on October 1, 1996 by and between the Credit Agency and the Partnership.

          "Required Reserve Amount" means (i) $285 per unit per annum for years one through three of the Compliance Period and (ii) $200 per unit per annum for years four through fifteen of the Compliance Period.

          "Return  Amount"  shall  have the  meaning  ascribed  to such  term in
          Section 9.2.D.

          "Sale or Refinancing Transaction" means any of the following items or transactions not in the ordinary course of business: a sale, transfer, exchange or other disposition of all or substantially all of the assets of the Partnership, a condemnation of, or a casualty at, the Apartment Complex or any part thereof, a claim against a title insurance company, the refinancing of any Mortgage Note or other indebtedness of the Partnership and any similar item or transaction; provided, however, that neither distributions which are deemed returns of capital for Federal income tax purposes nor the payment of Capital Contributions by the Partners shall be included within the meaning of the term "Sale or Refinancing Transaction."

          "Sale or Refinancing Transaction Proceeds" means all cash receipts of the Partnership arising from a Sale or Refinancing Transaction (including principal and interest received on a debt obligation received as consideration, in whole or in part, on a Sale or Refinancing Transaction) less any deductibles or expenses incurred in connection therewith.

          "Special Limited Partner" means Related Corporate SLP L.P., and its successors and assigns.

          "State" means the State of Texas.

          "Substituted Partner" means any transferee of the Interest of a Partner who is admitted to the Partnership as a successor partner in respect of the Interest of such Partner in accordance with Article X.

          "Tax Matters Partner" means the Partner designated from time to time as the Tax Matters Partner of the Partnership pursuant to Section 5.3.D hereof.

          "Title Policy" means the Policy of Title Insurance to be issued pursuant to Title Commitment No. TC96-83715 of Security Union Title Insurance Company and all the documents relating thereto.

          "Total Credit Amount" means $3,473,412 of Credits.

          "Unavoidable  Events"  means  strikes,   acts  of  God,   governmental
          restrictions (other than those contained in the Governmental Agreements), severe and unusual shortages of labor or materials, enemy action, riot, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of a party. Lack of funds shall not be deemed a cause beyond the control of a party.

          "Uniform Act" means the Uniform Limited Partnership Act, or its equivalent, as it may be adopted or amended from time to time by the State, or any successor statute governing the operation of limited partnerships.

          "United States Real Property Interest" means any direct or indirect interest in United States real property as defined in Section 897(c) of the Code and the Regulations promulgated thereunder.

          "Voluntary Loan" means a voluntary, unsecured interest-bearing loan of any Partner to the Partnership as described in Section 4.4 hereof.

          "Withdrawing" or "Withdrawal" (including the verb form "Withdraw" and the adjectival forms "Withdrawing" and "Withdrawn") means, as to a General Partner, the occurrence of the death, adjudication of insanity or incompetence, Bankruptcy, dissolution or liquidation of such Partner, or the withdrawal, removal or retirement from the Partnership of such Partner for any reason, including any Assignment of its Interest and those situations when a General Partner may no longer continue as a General Partner by reason of any law or pursuant to any terms of this Agreement.

          "Withdrawing Limited Partners" means Cal-Tex II-Glen Hills Apartments, Ltd., a Texas limited partnership, Jock P.R. Living Trust 3/28/89 6003 Abrams Road, Inc., a Texas corporation and Anthony J. Barder.

          * * * Each definition or pronoun herein shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires. Words such as "herein," "hereinafter," "hereof," "hereto" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.


                                     ARTICLE II

                                       GENERAL

                  2.1  Continuation of the Partnership.

          The Partnership shall be continued as a limited partnership pursuant to this Agreement. The name of the Partnership shall continue to be Dallas/Glen Hills, L.P. or such other name selected by the General Partner with the Consent of the Special Limited Partner as may be acceptable to the appropriate recording officials of the State.

          As soon after the execution of this Agreement as is practicable, the General Partner shall (if required by the Uniform Act) file this Agreement in accordance with the Uniform Act and/or amend and file the Certificate to reflect the matters set forth herein. The General Partner shall from time to time take all such other actions as may be deemed by them to be necessary or appropriate to (i) effectuate and permit the continuation of the Partnership as a limited partnership under the laws of the State, (ii) enable the Partnership to do business in the state where the Apartment Complex is located and (iii) protect the limited liability of the Limited Partners under the laws of the State and of the state where the Apartment Complex is located, including the preparation and filing of such amendments to this Agreement and any other certificate, document or instrument as may be required under the laws of the State and of the state where the Apartment Complex is located. The Partners shall execute such certificates, documents and instruments and take such other action as may be necessary to enable the General Partner to fulfill its responsibilities under this Section 2.1.B. The power of attorney granted in Section 14.2 hereof may be exercised by the General Partner to effect the provisions of this Section 2.1.B.

          2.2 Principal Office. The principal office of the Partnership shall be located at c/o Homes for America Holdings, Inc., 680-3 West 246th Street, Riverdale, New York 10471. The General Partner may maintain such other offices on behalf of the Partnership in the State as they may from time to time deem advisable. The Partnership's books and records will be made available to the Investor Limited Partner or its representatives at its principal office at all times and for any purpose. The principal office of the Partnership may be changed by the General Partner, in which event written notice thereof shall be given by the General Partner to all the other Partners.

          2.3 Principal Place of Business; Resident Agent. The principal place of business of the Partnership shall be c/o Homes for America Holdings, Inc., 680-3 West 246th Street, Riverdale, New York 10471. Ray T. Khirallah has been appointed the Partnership's resident agent for the service of process in the State.

          2.4 Term. The Partnership shall continue in full force and effect until the dissolution and termination of the Partnership pursuant to
          Article XII hereof.

          2.5 Purpose. The specific business and purpose of the Partnership is the application for and maintenance of the Credits, investment in real property and the provision of low income housing through the renovation, rehabilitation, operation (including conversion to cooperative or condominium form of ownership and the sale of apartment units, if such action would not cause the Credit to be reduced for any year during the Credit Period or Compliance Period) and leasing of the Apartment Complex and any commercial space located therein, and in connection therewith, subject to and in accordance with the terms hereof, the permission of each applicable Authority and all Governmental Agreements, to make and perform contracts and other undertakings and to engage in any and all activities and transactions as may be necessary or advisable in connection therewith, including, but not limited to, the purchase, transfer, mortgage, pledge and exercise of all other rights, powers, privileges and other incidences of ownership with respect to the Apartment Complex and to borrow or raise money without limitation as to amount or manner and to carry on any and all activities related to any of the foregoing, subject always to the terms and conditions of this Agreement. The business of the Partnership shall be limited to the rehabilitation, ownership, financing, operation and disposition of the Apartment Complex.

          In order to carry out its business and purpose under Section 2.5.A hereof, subject to the terms and conditions hereof, the Partnership is hereby authorized to:

          acquire, own and lease real property, and to hold such property for investment purposes;

          renovate,  rehabilitate,  own,  maintain  and  operate  the  Apartment
          Complex;

          mortgage, lease, transfer and exchange or otherwise convey and encumber such property and the improvements thereon (including conversion to cooperative or condominium form of ownership and the sale of apartment units) in furtherance of any and all of the objects of its business in connection with the Apartment Complex;

          enter into, perform and carry out contracts of any kind necessary to, or in connection with or incidental to, the construction, renovation, rehabilitation, ownership, financing, maintenance and operation of the Apartment Complex, including, but not by way of limitation, any contracts with any Authority which may be desirable or necessary to comply with the requirements of such Authority, including any agreements relating to regulations or restrictions contained in any mortgages as to rents, sales, charges, capital structure, rate of return and methods of operation;

          rent dwelling units and commercial space, if any, in the Apartment Complex from time to time in accordance with applicable Federal, state and local regulations, in such a manner so as to qualify for the Credit, collect the rents therefrom, pay the expenses incurred in connection therewith, and distribute the net proceeds to the Partners, subject to any requirements which may be imposed by any Authority; and

          purchase, transfer, mortgage, pledge and exercise all other rights, powers, privileges and other incidences of ownership with respect to the Apartment Complex and borrow or raise money without limitation as to amount or manner and carry on any and all activities incidental and appropriate to effectuate the purposes of the Partnership.


                                ARTICLE III

                           CAPITAL CONTRIBUTIONS

          3.1 Initial Capital Contributions; General Partner. The Capital Contribution of the Partners as of the Admission Date are set forth in Schedule A, and as follows:

         Partner                        Capital Contribution

         General Partner                $1.00
         Special Limited Partner        $1.00
         Investor Limited Partner       $2,211,910
         Class Z General Partner        $1,500,000

          The General Partner shall not be required to make any capital contributions to the Partnership, except (i) to the extent provided in
          Section 3.7.B and (ii) insofar as the same may be required pursuant to the Development Deficit Guaranty Agreement in connection with the completion of construction of the Apartment Complex (it being understood that such contributions will be deemed to have been already reflected in the Capital Account of the General Partner and will not further increase the General Partner's Capital Account).

          3.2 Withdrawal of Withdrawing Limited Partners; Admission of Limited Partners. The Withdrawing Limited Partners hereby withdraw as Partners of the Partnership. The Investor Limited Partner and the Special Limited Partner are hereby admitted to the Partnership as the Limited Partners. The Withdrawing Limited Partners acknowledge that they (i) have no further interest as Partners in the Partnership as of the Admission Date, (ii) have released all claims, if any, against the Partnership arising out of their participation as Partners and (iii) shall be deemed to have withdrawn as limited partners of the Partnership as of such date.

          3.3 Special Limited Partner. The Special Limited Partner shall be in a different class from the Investor Limited Partner and, except as otherwise expressly stated in this Agreement, shall not participate in any rights allocable to or exercisable by the Investor Limited Partner under this Agreement.

          3.4 Investor Limited Partner.

          Subject to compliance with the terms and conditions hereinafter set forth, the Investor Limited Partner shall make Capital Contributions to the Partnership in the amounts and as and when required pursuant to the terms of the Contribution Agreement.

          The amount of the Investor Limited Partner's Capital Contributions was determined in part upon the amount of Credits that are expected to be available to the Partnership, and was based upon the assumption that the Partnership would be eligible to recognize Credits of no less than the Total Credit Amount. The amount of the qualified basis of the Apartment Complex and the annual rate of the Credits which the Partnership will be able to claim with respect thereto will not be known until the end of the first year of the Credit Period for the Apartment Complex. Therefore, if the total amount of Credits which the Partnership will be entitled to recognize and allocate to the Limited Partners, as certified to the Investor Limited Partner by the Accountants upon Completion, is (x) less than 99.99% of the Total Credit Amount, then the amount of the Capital Contributions described in Section 3.4.A hereof shall be reduced by $0.6830 for each $1.00 by which 99.99% of the Total Credit Amount exceeds the total Credits which the Accountants certify as aforesaid that the Partnership will be entitled to claim and allocate to the Limited Partners or (y) more than 99.99% of the Total Credit Amount, then the amount of the Capital Note shall be increased (subject to the availability of funds) by $0.6830 for each $1.00 by which 99.99% of the Total Credit Amount is less than the total Credits which the Accountants certify as aforesaid that the Partnership will be entitled to claim and allocate to the Limited Partners.

          The amounts set forth on Exhibit A to the Recapture Guaranty Agreement shall be revised to reflect the total amount of Credits which the Accountants certify pursuant to Section 3.4.B(i) hereof.

          Notwithstanding the foregoing provisions of Section 3.4.B(i) hereof, in the event that any installment of the Limited Partner's Capital Contribution has not been paid to the Partnership at the time that the Partnership files a Federal income tax return in which it claims Credits with respect to the Apartment Complex, the calculation required by Section 3.4.B(i) hereof (and the adjustment required by Section 3.4.B(ii) hereof) shall be made by subtracting from the annual amount of Credits certified by the Accountants to the Limited Partner upon the Admission Date the portion of such annual Credits which represents any apartment unit in the Apartment Complex with respect to which Credits were not claimed on such Federal income tax return. For these purposes, any Credits which the Partnership will be entitled to claim in later taxable years as a result of Section 42(f)(3) of the Code shall be ignored.

          The Limited Partners' Capital Contributions shall first be applied to the payment of the fee specified in Section 6.2.

          The Investor Limited Partner's obligation to pay the Capital Note is non-recourse to the Investor Limited Partner except to the extent of the Investor Limited Partner's Interest, which shall be pledged as security for such obligation pursuant to a Pledge Agreement in substantially the form of Exhibit A attached hereto, and is subject to satisfaction of the Note Payment Conditions (as such term is defined in the Contribution Agreement).

          3.5 [Reserved]

          3.6 Treatment of Other Advances. If any Partner shall advance funds to the Partnership other than the amount of its Capital Contribution, the amount of such advance shall not be considered a contribution to the capital of the Partnership, but shall be deemed either an Operating Loan or a Voluntary Loan and shall be subject to the provisions of
          Section 4.4 hereof.

           3.7  Capital Accounts; No Interest; Withdrawal.

          Capital Account balances shall be deemed to have already reflected any contributions by the General Partner, the Class Z General Partner and their Affiliates that are necessary to fund the completion of rehabilitation of the Apartment Complex pursuant to the Development Deficit Guaranty Agreement (i.e., such contributions will not increase the Capital Account balance of the General Partner.)

          No Partner shall have the right to demand a return of his Capital Contribution, except as otherwise provided in this Agreement. No Partner shall have priority over any other Partner, either as to return of its Capital Contribution or as to profits, losses or distributions, except as otherwise specifically provided herein. Moreover, the General Partner shall not be personally liable for the return of the Capital Contribution of any Limited Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Partnership, nor shall the General Partner be required to pay the Partnership or any Partner any deficit in its or any other Partner's Capital Account upon dissolution or otherwise, it being understood and agreed that any deficit in any Capital Account shall not be treated as asset of the Partnership; provided, however, that if on final liquidation, the Capital Account of the General Partner is negative, the General Partner shall make a contribution to the capital of the Partnership in an amount equal to the lesser of (A) the deficit balance in its Capital Account or (B) an amount equal to the excess of (i) 1.01% of the Capital Contributions of the Limited Partners over (ii) the Capital Contribution of the General Partner. Upon dissolution of the Partnership, the Special Limited Partner shall contribute to the Partnership an amount equal to the lesser of (A) the deficit balance in the Special Limited Partner's Capital Account and (B) the cumulative depreciation deductions allocated to the Special Limited Partner by the Partnership. The
          Investor Limited Partner shall not be required to pay to the Partnership any deficit in its Capital Account upon dissolution or otherwise, except as provided by law, with respect to third-party creditors of the Partnership. No interest shall be paid on any Capital Account or Capital Contribution. No Partner shall have the right to demand or receive property other than cash for its Interest. Each of the Partners does hereby agree to, and does hereby, waive any right such Partner may otherwise have to cause any asset of the Partnership to be partitioned or to file a complaint or institute any proceeding at law or in equity seeking to have any such asset partitioned. Subject to any adjustment in the amount of the Investor's Capital Contribution pursuant to Section 3.4.B(i), immediately following the date of this Agreement, the Capital Account of the General Partner shall be $1.00, of the Investor Limited Partner shall be $2,211,910 (including the Consulting Monitoring Fee), of the Class Z General Partner shall be $1,500,000 and of the Special Limited Partner shall be $1.00. The Partnership assets shall be revalued for Capital Account purposes to reflect such amounts.

          3.8 Liability of Limited Partners. Neither the Special Limited Partner nor the Investor Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership, except as provided by law. Subject to Section 3.7, the Investor Limited Partner and the Special Limited Partner shall be liable only to make payments of their Capital Contributions as and when due under this Agreement.

          3.9 Provision of Other Amounts. The Partners acknowledge that, pursuant to the Contribution Agreement, the General Partner is obligated to indemnify the Partnership against any and all liability in respect of any and all transfer, gains, income, sales or other taxes and transfer fees of any kind imposed or asserted with respect to the acquisition by the Limited Partners of their Interest. No such amounts shall be treated as loans or contributions to the Partnership, and the provision of such amounts shall not affect the allocations and distributions provided for in Article IX in any way whatsoever.

          3.10 Outside Activities of Limited Partners. The Limited Partners may engage or possess interests in other business ventures of every kind and description for their own account, including, without limitation, the ownership or management of other real estate projects, developments or undertakings. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in such independent business ventures or to income or profits derived therefrom.

                                   ARTICLE IV

                      COMPLIANCE WITH AUTHORITY REQUIREMENTS;
                              PARTNERSHIP BORROWINGS

          4.1 Authority Requirements.

          During the Compliance  Period,  the following  provisions shall apply:
          (i) each of the provisions of this Agreement shall be subject to, and the General Partner covenants to act in accordance with, the Credit Conditions and all applicable federal, state and local laws and regulations; (ii) the Credit Conditions and all such laws and regulations, as amended or supplemented, shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successors and assigns, and they shall control as to any terms in this Agreement which are inconsistent therewith, and any such inconsistent terms in this Agreement shall be unenforceable by or against any of the Partners; (iii) upon any dissolution of the Partnership or any transfer of the Apartment Complex, no title or right to the possession and control of the Apartment Complex and no right to collect rent therefrom shall pass to any person who is not, or does not become, bound by the Credit Conditions in a manner that, in the opinion of counsel to the Partnership, would not adversely affect the ability of the owner(s) of the Apartment Complex to utilize the Credits or avoid a recapture thereof; and (iv) any conveyance or transfer of title to all or any portion of the Apartment Complex required or permitted under this Agreement shall in all respects be subject to the Credit Conditions and all conditions, approvals or other requirements of the rules and regulations of any Authority applicable thereto.

           4.2  Authorization to the General Partner.

          Without in any way limiting the right or authority of the General Partner under this Article IV or Article V hereof, the General Partner is specifically authorized to execute all documents required by any Authority or any Lender in connection with the acquisition, construction or financing of the Apartment Complex; provided that the terms and conditions of the related Governmental Agreement and/or Mortgage and Mortgage Note were accurately and completely disclosed to the Investor Limited Partner pursuant to the Contribution Agreement or such requirement arises out of an amendment to such Governmental Agreement, Mortgage or Mortgage Note made with the Consent of the Special Limited Partner. Notwithstanding any other provision in this Agreement, the General Partner is hereby authorized to amend this Agreement without the consent of the Investor Limited Partner or the Special Limited Partner to effectuate any amendments required by any Authority or any Lender pursuant to applicable law and/or the terms and conditions of a Governmental Agreement or Mortgage and Mortgage Note, the terms and conditions whereof were accurately and completely disclosed to the Investor Limited Partner pursuant to the Contribution Agreement or such requirement arises out of an amendment to such Governmental Agreement, Mortgage or Mortgage Note made with the Consent of the Special Limited Partner. The General Partner may exercise the power of attorney granted in Section 14.2 hereof to effect the provisions of this Section 4.2.A.

          The General Partner shall, at no time, do or cause to be done any act directly or indirectly affecting the Apartment Complex except pursuant to the requirements of each applicable Authority and Lender and (if such approval is required) with the prior approval thereof.

           4.3  Right to Mortgage.

          The Partnership has obtained financing for the Apartment Complex from the Lender and has secured the same by the Mortgage. Each and every Mortgage provides and shall continue to provide that, except prior to Completion, no Person, including, but not limited to, the Partnership, any party holding a partnership interest in the Partnership, or any of their Affiliates, shall have any personal liability for the payment of all or any part of such Mortgage.

          The execution by the General Partner or the Class Z General Partner on behalf of the Partnership of the Project Documents is hereby ratified provided that the terms and conditions thereof were accurately and completely disclosed to the Investor Limited Partner pursuant to the Contribution Agreement.

          The Partners contemplate refinancing the Permanent Loan and the General Partner will use its best efforts, at the General Partner's expense, to refinance the Permanent Loan by February 28, 1999 (or, if unsuccessful, by August 31, 1999) for purposes of making certain distributions to Korb (the "Korb Refinancing"). If for any reason the Korb Refinancing does not occur by August 31, 1999, the General Partner will have a continuing obligation to use its best efforts to refinance the Permanent Loan.

          The General Partner may modify, refinance or repay the Mortgage with the approval of each Lender and each Authority, if required, including any required transfer or conveyance of Partnership assets for security or mortgage purposes; provided, however, that the terms of any such modification, refinancing or repayment must receive the Consent of the Special Limited Partner before such transaction shall be binding on the Partnership; it being agreed and understood that the consent of the Special Limited Partner shall not be unreasonably withheld with respect to the terms and conditions of the Korb Refinancing.

          4.4 Loans. All borrowings by the Partnership shall be subject to the terms of this Agreement, the Project Documents and applicable rules, regulations and directives of any Authority. To the extent borrowings are permitted, they may be made from any source, including any Partner or an Affiliate thereof; provided, however, that any borrowings from the General Partner or its Affiliates shall require the Consent of the Special Limited Partner. Except as may be otherwise specifically set forth in this Agreement, if any Partner or Affiliate thereof shall lend any monies to the Partnership, such loan shall be unsecured and the amount of any such loan shall not be an increase of such Partner's Capital Contribution nor affect in any way such Partner's share of the profits and losses or distributions of the Partnership. Any loan by a Partner or its Affiliate, other than an Operating Loan, shall be a Voluntary Loan, shall bear interest per annum at a rate equal to two percent in excess of the Prime Rate (but not in excess of the lawful maximum rate) and shall be repayable as set forth in Article IX hereof (to the extent permitted by each Authority); provided, however, that any Voluntary Loan shall be made solely for the benefit of the Partnership. No Voluntary Loans by the General Partner or its Affiliates may be made to the Partnership during the time that the Guarantor is obligated to make Operating Loans to the Partnership.


                                     ARTICLE V

                       RIGHTS, POWERS AND OBLIGATIONS OF THE
           GENERAL PARTNER AND LIMITATIONS THEREON; PARTNERS' ACTIVITIES

          5.1 Exercise of Management.

          The overall management and control of the business, assets and affairs of the Partnership shall be vested in the General Partner and, subject to the specific limitations and restrictions set forth in this Article V and in Article IV hereof, the General Partner, in extension of and not in limitation of the powers given it by law, shall have full, exclusive and complete charge of the management of the business of the Partnership in accordance with its purpose stated in Section 2.5 hereof; provided, however, the General Partner shall not cause the Partnership to enter into any contracts for services having a term in excess of one year without the consent of the Special Limited Partner, which consent shall not be unreasonably withheld. Neither the Special Limited Partner nor any other Limited Partner shall take part in the management or control of the business of the Partnership or have authority to bind the Partnership. Notwithstanding the foregoing, the provisions of this Section 5.1.A shall not limit the exercise by the Special Limited Partner of any and all of the rights granted to it under this Agreement.

          The Managing General Partner (if at the time more than one Person constitutes the Managing General Partner) shall act by vote of a majority in interest of the Persons constituting the Managing General Partner, except where otherwise specified herein. If at any time there is no Managing General Partner, the General Partners shall act by vote of a majority in interest of the General Partners, except where otherwise specified herein.

          Any General Partner, to the extent of its authorization, may from time to time, by an instrument in writing delegate all or any of its powers or duties hereunder to another General Partner. Such writing shall fully authorize such other General Partner to act alone without requirement of any other act or signature of the delegating General Partner, to take any action of any type and to do anything and everything which the delegating General Partner may be authorized to take or do hereunder except insofar as said delegation may be limited to certain acts or activities; provided, however, that any such delegation shall not relieve the delegating General Partner of its obligations or liabilities under its Agreement.

          Each obligation of the General Partners under this Agreement shall be the joint and several obligation of each General Partner and each such obligation shall survive any withdrawal of a General Partner pursuant to Article XI hereof.

          5.2 Duties and Authority of General Partner.

          The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of the duties of the General Partner. The General Partner shall at all times exercise its responsibilities as General Partner in a fiduciary manner. The signature of a General Partner shall be required on any instrument, document or agreement to bind the Partnership, and third parties may rely fully on any such instrument, document or agreement signed by the General Partner. Subject to the terms and conditions hereof, the General Partner shall be obligated, and is hereby authorized and directed, to:

          Take all action that may be necessary or appropriate to carry out the purposes of the Partnership as described in this Agreement;

          Make inspections of the Apartment Complex and assure that the Apartment Complex is being properly maintained in accordance therewith and necessary repairs are being made;

          Prepare or cause to be prepared in conformity with good business practice all reports that are to be furnished to the Partners or that are required by taxing bodies, any Authority or other governmental agencies, including operations reports of the Apartment Complex or by or on behalf of the General Partner, and the financial statements and reports referred to in Section 7.3 hereof;

          Cause the property of the Partnership at all times to be insured in a manner similar to other property of like kind in the same locality and in such amounts and on such terms as will fully and adequately protect the Partnership (provided that such insurance shall be in an amount at least sufficient to satisfy the provisions of Section 5.11 hereof);

          Obtain and maintain in force or cause to be obtained and maintained in force Worker's Compensation Insurance and such other insurance as may be required by applicable law or governmental regulation;

          Obtain and maintain in force or cause to be obtained and maintained in force adequate public liability insurance;

          Comply with any rehabilitation budget delivered pursuant to the Contribution Agreement;

          Enforce compliance with any construction agreements;

          Provide an O&M Plan for the Apartment Complex acceptable to the Special Limited Partner within fifteen (15) days of the date hereof.

          Comply with all Governmental Agreements;

          Promptly report to the Limited Partners any (I) material variance from the qualification standards for Credits or (II) failure to comply with the Governmental Agreements which would give rise to the Special Removal Right under Section 11.4.A(ii); and

          Do all other things (subject to the restrictions contained herein) that may be necessary or desirable in order properly and efficiently to administer and carry on the affairs, assets and business of the Partnership.

          The General Partner shall operate the Apartment Complex and shall cause the Management Agent to manage the Apartment Complex in such a manner that the Apartment Complex will be eligible to receive Credits with respect to 100% of the apartment units in the Apartment Complex. To that end, the General Partner agrees, without limitation, to make all elections requested by the Special Limited Partner under Section 42 of the Code to allow the Partnership or its Partners to claim the Credit; to file Form 8609 with respect to the Apartment Complex as required; for at least the duration of the Compliance Period, to operate the Apartment Complex and cause the Management Agent to manage the Apartment Complex so as to comply with the requirements of Sections 42(g) and (i)(3) of the Code; and to make all certifications required by Section 42(1) of the Code.

          The General Partner agrees that it shall prepare or cause to be prepared an annual budget in connection with the operations of the Apartment Complex for each succeeding fiscal year of the Partnership and shall deliver the same to the Special Limited Partner not later than November 1 of the fiscal year preceding the fiscal year to which such budget relates. Each such budget shall contain an amount to be added to separate reserves for payment of real estate taxes, insurance and replacements in an amount with respect to each such reserve equal to the greater of the amount required to be added to such reserve during such year by any Lender or the amount that is reasonable in the circumstances, which, in the case of the reserve for replacements, shall be not less than an amount equal to the Required Reserve Amount. Such budget shall not be adopted without the Consent of the Special Limited Partner. The Partnership shall not make any expenditure of funds, or commit to make any such expenditure, other than in response to an Unavoidable Event, except as provided for in an annual budget so approved by the Special Limited Partner.

          If the General Partner and the Special Limited Partner agree that the annual amount to be placed into a reserve for replacement and repairs, as reflected in Section 5.2.C hereof (as such amount may be adjusted from time to time by the General Partner with the Consent of the Special Limited Partner), exceeds the amount which the Partnership is required to place into such an account to be maintained by or under the direction of the Lender or the Authority, the General Partner shall each month cause the Partnership to pay one-twelfth (1/12th) of such excess into an escrow account pursuant to the terms of the Replacement Reserve Guaranty Agreement annexed to the Contribution Agreement as Exhibit J.

          5.3 Delegation of General Partner Authority; Tax Matters Partner.

          The General Partners hereby delegate all their powers and duties hereunder to the Managing General Partner. For all purposes of this Agreement, including, without limitation, the delivery of certificates and the granting of withholding of all consents and approvals, the Managing General Partner shall have the sole right to act in the name of and on behalf of the General Partners. On and subject to the terms and conditions of this Agreement, the Managing General Partner is hereby fully authorized, without the requirement of any act or signature of the other General Partners, to take any action of any type and to do anything and everything which a general partner of a limited partnership organized under the Uniform Act may be authorized to take or do thereunder, and specifically, without limitation of such authority, to execute, sign, seal and deliver in the name and on behalf of the Partnership:

          any note, mortgage or other instrument or document in connection with the Mortgage, the Mortgage Note or any Governmental Agreement, and all other agreements, contracts, certificates, instruments or documents required by any Authority and/or any Lender in connection therewith or with the acquisition, development, construction, improvement, operation or leasing of the Apartment Complex or otherwise required by any Authority and/or any Lender under the Project Documents in connection with the Apartment Complex;

          any deed, lease, mortgage, mortgage note, bill of sale, contract or any other instrument purporting to convey or encumber the real or personal property of the Partnership; any rent supplement or leasing or other contract or agreement providing for public or non-public financial assistance, directly or indirectly, to tenants of the Apartment Complex;

          any and all agreements, contracts, documents, certificates and instruments whatsoever involving the acquisition, development, construction, improvement, management, maintenance, leasing and operation of the Apartment Complex, including the employment of such Persons as may be necessary therefor; and

          any and all instruments, agreements, contracts, certificates or documents requisite to carrying out the intention and purpose of this Agreement, including, without limitation, the filing of all business certificates, this Agreement and all amendments thereto, and documents required pursuant to the Project Documents or by any Authority and/or any Lender or deemed advisable by the Managing General Partners in connection with any financing.

          Every contract, agreement, certificate, document or other instrument executed by the Managing General Partner shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that, at the time of the delivery thereof, (i) the Partnership was in existence, (ii) this Agreement had not been terminated or cancelled or amended in any manner so as to restrict such authority (except as shown in any instrument duly filed in the Filing Office) and (iii) the execution and delivery thereof was duly authorized by the General Partners. Any Person dealing with the Partnership or the Managing General Partner may, absent actual knowledge to the contrary, rely on a certificate signed by the Managing General Partner hereunder:

          as to who are the Partners hereunder;

          as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by any General Partner or are in any other manner germane to the affairs of the Partnership;

          as to who is authorized to execute and deliver any instrument, contract, agreement, certificate or document for the Partnership;

          as to the authenticity of any copy of this Agreement and amendments thereto; or

          as to any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or the Apartment Complex.

          The Partners hereby consent to the exercise by the Managing General Partner of the powers conferred on it by this Agreement.

          All of the Partners hereby agree that the Managing General Partner shall be the "Tax Matters Partner" pursuant to the Code and in connection with any audit of the Federal income tax returns of the Partnership. In discharging its duties and responsibilities, the Tax Matters Partner shall act as a fiduciary (i) to the Limited Partners (to the exclusion of the other Partners) insofar as tax matters related to Credits are concerned, and (ii) to the Partners in other respects. In acting as tax matters partner, the Tax Matters Partner shall consult with the Special Limited Partner.

          5.4 Lease, Conveyance or Refinancing of Assets of the Partnership.

          Except as may be otherwise expressly provided in Sections 4.1 and 4.3 hereof and elsewhere in this Agreement, the General Partner, with the approval of each Authority (if required), is hereby authorized to sell, lease, exchange, refinance or otherwise transfer, convey or encumber all or substantially all of the assets of the Partnership; provided, however, that the terms of any such sale, exchange, refinancing or other transfer, conveyance or encumbrance must receive the Consent of the Special Limited Partner before such transaction shall be binding on the Partnership. Notwithstanding the foregoing, no such consent shall be required for the leasing of apartments to tenants in the normal course of operations, or leases or concessions of facilities related to the operation of the Apartment Complex.

          Notwithstanding any provision of this Agreement to the contrary, the Special Limited Partner shall have the right at any time after the fourteenth year of the Compliance Period (A) to require, by written notice to the General Partner, that the General Partner promptly submit a written request to the Credit Agency pursuant to Code Section 42(h)(6)(I) that the Credit Agency endeavor to locate within one year from the date of such written request a buyer who will continue to operate the Property as a qualified low-income building at a purchase price that is not less than the debt encumbering the Property plus the Partnership's equity in the Property (adjusted for cost-of-living increases as permitted by Code Section 42(h)(6)(G)), and (B) in the event the Credit Agency locates such a buyer, to compel the General Partner to accept such buyer's offer to purchase the Property.

          Subject to Section 5.4(B)(i) hereof and notwithstanding any other provision of this Agreement to the contrary, the Special Limited Partner shall have the right at any time after the end of the Compliance Period to require, by written notice to the General Partner (the "Required Sale Notice"), that the General Partner promptly use its best efforts to obtain a buyer for the Apartment Complex on the most favorable terms then obtainable. The General Partner shall submit the terms of any proposed sale to the Special Limited Partner for its approval as provided in Section 5.4.A hereof. If the General Partner shall fail to so obtain a buyer for the Apartment Complex within six months of the Required Sale Notice or if the Special Limited Partner in its sole discretion shall withhold its consent to any proposed sale to such buyer, then the Special Limited Partner shall have the right at any time thereafter to obtain a buyer for the Apartment Complex on terms acceptable to the Special Limited Partner (but not less favorable to the Partnership than any proposed sale previously rejected by the Special Limited Partner). In the event that the Special Limited Partner so obtains a buyer, it shall notify the General Partner in writing with respect to the terms and conditions of the proposed sale and the General Partner shall cause the Partnership promptly to sell the Apartment Complex to such buyer.

          A sale of the Apartment Complex prior to the end of the Compliance Period may only take place if the conditions of Section 42(j)(6) of the Code will be satisfied upon such sale either (a) by having the purchaser of the Apartment Complex post the required bond on behalf of the Partnership or (b) with the Consent of the Special Limited Partner, having the Partnership post such bond.

          5.5 Restrictions on Authority. Notwithstanding any other provisions of this Agreement:

          No General Partner shall have authority to perform any act in violation of any applicable laws or regulations, the Project Documents or any agreement between the Partnership and any Authority or any Lender, or to take any action which under the Uniform Act or this Agreement requires the approval, ratification or consent of some or all of the Partners without first obtaining such approval, ratification or consent, as the case may be.

          The General Partner shall not have authority to do any of the following acts, except with the Consent of the Special Limited Partner and the approval, to the extent required, of any Authority and any
          Lender:

          acquire any real or personal property (tangible or intangible) in addition to the Apartment Complex, the aggregate value of which shall exceed $10,000 (other than easements or similar rights necessary or appropriate for the operation of the Apartment Complex);

          become personally liable on or in respect of, or guarantee, a Mortgage Note or a Mortgage or any other indebtedness of the Partnership;

          pay any salary, fees or other compensation to a General Partner or any Affiliate thereof, except as authorized by Section 5.7 or Articles VI, VIII or IX hereof or specifically provided for in this Agreement;

          sell all or any portion of the Apartment Complex or modify or refinance the Mortgage or incur any indebtedness for borrowed money except as specifically provided in this Agreement and subject to the provisions contained in Section 5.4 hereof;

          terminate the services of the Accountants, the Contractor or the Management Agent, or terminate, amend or modify any Project Document or grant any material waiver or consent thereunder;

          engage a substitute Management Agent or approve the delegation by the Management Agent of all or a substantial portion of its duties to a third party;

          amend or terminate the Operating Deficit Guaranty Agreement or any of the Other Guarantees, or grant any waiver or consent thereunder;

          cause the Partnership to redeem or repurchase all or any portion of the Interest of a Partner;

          accept additional Capital Contributions other than those expressly provided for in this Agreement;

          approve the Withdrawal of a General Partner or the admission of a successor or additional General Partners or Limited Partners to the Partnership except in accordance with the express terms hereof;

          cause the Partnership to convert the Apartment Complex to cooperative or condominium ownership;

          cause or permit the Partnership to be merged with any other entity;

          cause or permit the Partnership to make loans to the General Partner or any of its Affiliates; grant any waivers or consents under any Project Documents; or

          cause or permit the Partnership to take or omit or suffer any action that would result in a recapture of Credits previously recognized by the Partnership or a reduction or disallowance of any Credits anticipated to be recognized by the Partnership as contemplated by
          Section 3.4.B hereof, other than an Unavoidable Event.

          The enumeration of the foregoing rights shall not diminish or affect the existence or exercise of other rights expressly granted to the Special Limited Partner elsewhere herein.

          5.6 Activities of Partners. It is understood that the General Partner is and will be engaged in other activities and occupations unrelated to the Partnership, and the General Partner shall be required to devote only so much of its time as it in its sole discretion may deem necessary to the affairs of the Partnership. Any Partner may engage in and have an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operating, construction, rehabilitation, renovation, improvement, management and development of real property whether or not such real property is directly or indirectly in competition with the Apartment Complex; provided, however, that nothing herein shall be construed to relieve the General Partner of any of its fiduciary obligations with respect to the management, financing and disposition of the Apartment Complex. Neither the Partnership nor any other Partner shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, regardless of the location of such real property and whether or not such venture was presented to such Partner as a direct or indirect result of his connection with the Partnership or the Apartment Complex.

          5.7 Dealing with Affiliates. Subject to the restrictions contained in this Agreement, the General Partner may, for, in the name and on behalf of, the Partnership, enter into agreements or contracts for performance of services for the Partnership as an independent contractor with the General Partner or an Affiliate thereof and the General Partner may obligate the Partnership to pay compensation for and on account of any such services; provided, however, that unless the terms of such compensation and/or services are specified in this Agreement, (x) such compensation and services shall be on terms not less favorable to the Partnership than if such compensation and services were paid to and/or performed by a person who was not the General Partner or an Affiliate thereof, and (y) after full and accurate disclosure to the Special Limited Partner of the interest of the General Partner, the Consent of the Special Limited Partner to the provision of such services by such Affiliate shall have been obtained.

          5.8 Indemnification and Liability of the General Partners.

          To the maximum extent permitted by law and this Section 5.8, the Partnership, its receiver or its trustee, shall indemnify and hold harmless the General Partner and its Affiliates from and against any liability, loss or damage incurred by them by reason of any act performed or omitted to be performed by them pursuant to the authority granted to them by this Agreement, including costs and reasonable attorneys' fees and any amount expended in the settlement of any claim of liability, loss or damage; provided, however, that (i) if such liability, loss or damage arises out of any action or inaction of any Affiliate, such action or inaction must have occurred while such party was engaged in activities which could have been engaged in by a General Partner in its capacity as such; (ii) if such liability, loss or damage arises out of any action or inaction of the General Partner or its Affiliates, (a) the General Partner or its Affiliates must have determined, in good faith, that such course of conduct was in the best interests of the Partnership and (b) such course of conduct did not constitute fraud, negligence or misconduct by the General Partner or its Affiliates; and (iii) any such indemnification shall be recoverable only from the assets of the Partnership and not from the assets of any Partner. All judgments against the Partnership and the General Partner or its Affiliates, wherein the General Partner or its Affiliates are entitled to indemnification, must first be satisfied from Partnership assets before such General Partner or its Affiliates are responsible for these obligations. The Partnership shall not pay for any insurance covering liability of the General Partner or its Affiliates for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the General Partner or its Affiliates as additional insured parties thereunder, if such addition does not add to the premiums payable by the Partnership. Nothing contained herein shall constitute a waiver by any Investor Limited Partner of any right which it may have against any party under Federal or state securities laws nor shall an Investor Limited Partner be permitted to contract away the fiduciary duty owed to it by the General Partner or its Affiliates under common law. The provision of advances from the Partnership to the General Partner or its Affiliates for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied: (I) the legal action relates to the performance of duties or services by General Partner or its Affiliates on behalf of the Partnership; (II) the legal action is initiated by a third party who is not an Investor Limited Partner of the Partnership or a beneficial owner thereof; and (III) the General Partner or its Affiliates undertake to repay to the Partnership the funds so advanced in cases in which they would not be entitled to indemnification hereunder. Notwithstanding anything to the contrary contained herein, in no event shall any indemnity under this Section 5.8.A be applicable to any expenditures or obligations of the General Partner or Affiliate thereof which are the subject of a separate obligation or guaranty to the Partnership or the Limited Partners by such General Partner or an Affiliate thereof.

          Notwithstanding the provisions of Section 5.8.A hereof, the General Partner and its Affiliates shall not be indemnified or held harmless pursuant to Section 5.8.A hereof from any liability, loss or damage incurred by them in connection with, and shall indemnify and hold harmless the Partnership and the other Partners from and against any liability, loss or damage incurred by them by reason of, (i) any liability imposed by law, including for fraud, negligence or misconduct; or (ii) any claim or settlement involving allegations that Federal or state securities laws associated with the offer and sale of an Interest were violated by the General Partner or its Affiliates unless: (a) the indemnitee is successful in defending such action on the merits of each count involving securities laws violations and such indemnification is specifically approved by a court of competent jurisdiction; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court specifically approves such indemnification; or (c) a court of competent jurisdiction approves a settlement of the claims against the entity seeking indemnification involving securities law violations and finds that indemnification of the settlement and related costs should be made. Any person seeking indemnification shall apprise the court of the current position of the Securities and Exchange Commission, the California Commissioner of Corporations, the Massachusetts Securities Division and other applicable state securities administrators regarding indemnification for violations of securities laws.

          5.9 Representations and Warranties. The General Partner hereby represents and warrants to each of the other Partners that the following are true and accurate as of the date hereof and on the Admission Date as if made on and as of such date and will be true and accurate on the due date of any payment of Capital Contributions to the Partnership:

          The execution and delivery of all instruments and the performance of all acts heretofore or hereafter made or taken pertaining to the Partnership or the Apartment Complex by the General Partner which is a corporation or a partnership or by each Affiliate of General Partner which is a corporation or a partnership have been or will be duly authorized by all necessary corporate or partnership actions, as the case may be, or other action and the consummation of any such transactions with or on behalf of the Partnership will not constitute a breach or violation of, or a default under, the charter or by-laws, or partnership agreement, of such General Partner or such Affiliate or any agreement by which such General Partner or such Affiliate or any of its properties is bound, nor constitute a violation of any law, administrative regulation or court decree.

          No Bankruptcy has occurred with respect to the General Partner or any Affiliates thereof.

          As of the Admission Date all accounts of the Partnership required to be maintained under the terms of the Project Documents, including, without limitation, any account for replacement reserves, are currently funded to required levels, including levels required by any Authority.

          The General Partner has not lent or otherwise advanced any funds to the Partnership other than its Capital Contribution and the Partnership has no unsatisfied obligation to make any payments of any kind to the General Partner or any Affiliate thereof outstanding as of the Admission Date.

          No event has occurred which with the giving of notice, the passage of time, or both, would constitute a material default under any of the Project Documents.

          Each  of  the   representations   and  warranties   contained  in  the
          Contribution Agreement is true and correct on the date hereof as if made on and as of such date.

          The Partnership is acquiring the Capital Note without a view to the sale or distribution thereof and without any present intention of distributing or selling the same. The Partnership agrees that it (and any holder of any interest in the Capital Note) will not sell, assign or otherwise transfer its interest in the Capital Note (or any fraction thereof) without the Consent of the Special Limited Partner and unless such transfer shall be in full compliance with all applicable securities laws and regulations.

          5.10 Additional Covenants of General Partner. The General Partner shall permit, and shall cause the Management Agent to permit, the Special Limited Partner and its representatives to have access to the Apartment Complex and personnel employed by the Partnership and by the Management Agent who are concerned with management of the Apartment Complex at all reasonable times during normal business hours and to examine all agreements and plans and specifications and shall deliver to the Special Limited Partner such copies of such documents and such reports as may reasonably be required by the Special Limited Partner. The General Partner shall promptly upon transmission or receipt provide the Special Limited Partner with copies of all correspondence, notices and reports sent pursuant to and received under the Project Documents or any Authority with respect to the Apartment Complex, together with copies of all other correspondence relating to or affecting the Credits or that a prudent investor in the position of the Limited Partners might reasonably be expected to wish to examine in connection with the transaction.

          5.11 Obligation to Repair and Rebuild Apartment Complex. With the approval of any Lender and any Authority, if such approval is required, any insurance proceeds received by the Partnership due to fire or other casualty affecting the Apartment Complex occurring during the Compliance Period will be utilized to repair and rebuild the Apartment Complex in satisfaction of the conditions contained in
          Section 42(j)(4) of the Code and to the extent required by any Lender and any Authority. Any such proceeds received in respect of such an event occurring after the Compliance Period shall be so utilized or, if permitted by the Project Documents and with the Consent of the Special Limited Partner, treated as Sale or Refinancing Proceeds.



                                   ARTICLE VI

                               CERTAIN PAYMENTS

          6.1 Development Fee. As consideration for development and contracting services provided to the Partnership, the Partnership shall pay the Developer on the date hereof (i) a development fee of $507,623 ("Development Fee") and (ii) a contractor fee of $96,500 ("Contractor Fee"). The Development Fee and the Contractor Fee shall be taken into income for Federal income tax purposes by the Developer in 1997. Upon request, the Developer will submit to the Special Limited Partner such evidence as may be required for the Special Limited Partner to confirm that, for Federal income tax purposes, the Development Fee and the Contractor Fee were taken into income as aforesaid. The Developer, by his signature below, hereby acknowledges and agrees that the Development Fee and the Contractor Fee have been paid in full and that no further development or contractor fees are owing to him from the Partnership.

          6.2 Consulting Monitoring Fee. The Partnership shall pay to RCC Asset Managers V L.L.C. a consulting monitoring fee in the amount of $110,756 for its services in assisting the Partnership in acquiring the Apartment Complex and in supervising the construction of the Apartment Complex. This fee shall be payable on the Closing Date pursuant to the Consultant Fee Agreement which agreement is annexed to the Contribution Agreement as Exhibit R.

          6.3 Annual Local Administrative Fee. For its services in monitoring the operations of the Partnership, the Partnership shall pay to the Special Limited Partner an Annual Local Administrative Fee in the amount of $5000 per annum beginning on the Admission Date (and increased each year thereafter (to a maximum of $12,000 per annum) by the greater of (A) 5% or (B) the percentage increase in CPI) if there is sufficient cash available to pay same provided that, if in any year there are not sufficient funds to pay such fee after payment of all operating expenses of the Project, then, in such event such fee shall accrue and be payable out of available Cash Flow in subsequent years or if there is no available Cash Flow, out of Sale or Refinancing Transaction Proceeds but shall be a legal obligation only if paid to the extent Cash Flow or Sale or Refinancing Transaction Proceeds are available. Notwithstanding anything to the contrary contained herein, proceeds of Operating Loans shall not be used to pay the Annual Local Administrative Fee.

          6.4 Supervisory Management Fee. For its services in supervising the Management Agent, the Partnership shall pay the General Partner a non-cumulative supervisory management fee (the "Supervisory Management Fee") in an amount equal to 40% of available Cash Flow as set forth in
          Section 9.2.A.

          6.5 Asset Management Fee. For its services in monitoring the operations of the Apartment Complex, the Partnership shall pay the General Partner a non-cumulative asset management fee ("Asset Management Fee") in an amount equal to the lesser of (A) available Cash Flow as set forth in Section 9.2.A and (B) one (1%) percent of net rental income for the Apartment Complex.

          6.6 Amounts Earned on $1,500,000 Escrow. Any and all amounts earned and paid to the Partnership on that certain escrow account held by Wells Fargo Bank pursuant to that certain Escrow Agreement dated as of December 29, 1996 and executed by Wells Fargo Bank (Texas), N.A., the Credit Agency and the Partnership shall be paid to Korb within a reasonable period after the Partnership's receipt thereof but in no event later than sixty (60) days from such receipt. Any amounts received by Korb pursuant to this Section 6.6 shall reduce any payments of earnings required to be made to Korb pursuant to Sections 9.2.A and 9.2.B hereof.

          6.7 Contractor Fee. As consideration for supervision and contracting services provided to the Partnership, the Partnership shall pay the General Partner a contractor fee in an amount equal to the lesser of
          (A) $30,000 or (B) eight (8%) percent of the cost of the additional construction work required to be performed with respect to the Apartment Complex ("Contractor Fee"), which shall be paid by the Partnership pursuant to a note ("Contractor Note") in substantially the form annexed to the Contribution Agreement as Exhibit T to be executed on the date hereof. If any or all of the Contractor Note remains unpaid at the end of the Compliance Period, the General Partner shall be obligated to contribute such unpaid amount to the Partnership for payment thereof. If, in any fiscal year of the Partnership, the Partnership's payments ("Contractor Note Payments") in reduction of the Contractor Note (including principal and unpaid interest thereon) are less than the depreciable portion of such fee for such year then the full amount of such depreciable portion shall be taken into income for Federal income tax purposes by the General Partner in such year; in all other cases the actual amount of the Contractor Note Payments made during such year shall be taken into income for Federal income tax purposes by the General Partner upon receipt thereof. Upon request, the General Partner will submit to the Special Limited Partner such evidence as may be required for the Special Limited Partner to confirm that, for Federal income tax purposes, the Contractor Fee was taken into income as aforesaid.



                                 ARTICLE VII

                          ACCOUNTING, REPORTS, BOOKS,
                         BANK ACCOUNTS AND FISCAL YEAR

          7.1 Bank Accounts. The bank accounts of the Partnership shall be maintained in such banking institutions authorized to do business in the State or such other states as permitted by each Authority and as the General Partners shall determine with the Consent of the Special Limited Partner, and withdrawals shall be made on such signature or signatures as the General Partners shall determine. The Partnership's funds shall not be commingled with the funds of any other Person and shall not be used except for the business of the Partnership. All deposits (including security deposits and other funds required to be placed in escrow by any Authority or any Lender and other funds not needed in the operation of the Partnership's business) shall be deposited, to the extent permitted by each Authority, in interest-bearing accounts or invested in obligations of or guaranteed by the United States, any state thereof, or any agency, municipality or other political subdivision of any of the foregoing, commercial paper (investment grade), certificates of deposit and time deposits in commercial banks with capital in excess of $50,000,000 and in mutual (money market) funds investing in any or all of the foregoing; provided, however, that any funds required to be placed in escrow by any Authority shall be controlled by such Authority, and the General Partners shall not be permitted to make any withdrawal from such funds without the express written consent of such Authority to the extent required.

          7.2 Books of Account; Fiscal Year. Complete and accurate books of account, in which shall be entered, fully and accurately, each and every transaction of the Partnership, shall be kept or caused to be kept by the General Partner. The books shall be kept on an accrual basis of accounting, and the fiscal year of the Partnership shall be the calendar year. All of the Partnership's books of account, together with an executed copy of this Agreement and all Project Documents and copies of such other instruments as the General Partner may execute hereunder, including amendments thereto, shall at all times be kept at the principal office of the Partnership and shall be available during normal business hours for inspection by any Partner or his duly authorized representative or, at the expense of any Partner, for audit by him or his duly authorized representative.

          7.3 Reports.

          Within 45 days after the end of each of the first three quarters of each fiscal year, the General Partner shall have prepared and shall deliver to the Limited Partners, commencing with the first quarterly period ending after the Admission Date, (i) a balance sheet and statements of income (or loss) and changes in financial position and Cash Flow for, or as of the end of, such quarter in customary form and substance (or in such form and substance as the Special Limited Partner shall reasonably request so as to facilitate the Investor Limited Partner's filings with the Securities and Exchange Commission and any other filings required by law), none of which need be audited unless required by law, together with a report of other pertinent information regarding the Partnership and its activities during such quarter, including, but not limited to, a statement of the amount of all fees and other compensation paid by the Partnership during such quarter to the General Partner or any of its Affiliates, and (ii) a certificate of the General Partners that each of the apartment units in the Apartment Complex which is then occupied qualifies as a "low income unit" under Section 42 of the Code.

          The General Partner shall send to each Investor Limited Partner such tax information as shall be necessary for inclusion by each Investor Limited Partner in its Federal income tax returns and required state income tax and other tax returns. The General Partner shall send this information within 45 days after the end of each fiscal year.

          Within 60 days after the end of each fiscal year of the Partnership, the General Partner shall send to the Limited Partners (i) the balance sheet of the Partnership as of the end of such fiscal year and statements of income (loss), Partners' equity and cash flows for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be accompanied by a report of the audit of the Accountants for the Partnership reflecting no limitations as to the scope of the Accountant's audit of such statements, and (ii) a statement of Cash Flow for such fiscal year (which need not be audited), showing distributions in respect of such fiscal year, which statement shall identify distributions from (a) Cash Flow generated during the fiscal year, (b) Cash Flow generated during prior fiscal years, (c) proceeds from the disposition of property and investments and (d) reserves and other sources.

          If the General Partner shall fail, for any reason, to deliver to the Limited Partners when due any of the information or statements required by this Section 7.3, the Partnership shall pay the Limited Partners, as liquidated damages for such failure, an amount equal to $300 for each day that elapses after the respective due date until such information or statements have been delivered to the Limited Partners. The General Partner hereby guarantees the payment of any amount due to the Limited Partners by the Partnership under this
          Section 7.3.D; provided, however, that such payments shall not be deemed to be either a capital contribution or a loan from the General Partner and that neither the Partnership nor any Investor Limited Partner shall be under any obligation to repay any such amount paid by the General Partner.

          7.4 Other Reports. The General Partner shall from time to time submit to the Partners such other written reports and information regarding the operations of the Partnership as may be required by the Investor Limited Partner to satisfy its reporting requirements to its partners or governmental authorities. The General Partner shall provide to the Partners by November 30 of each fiscal year an estimate of each Partner's share of profits and losses for Federal and state income tax purposes for such fiscal year.

          7.5 Tax Returns and Tax Treatment. The General Partner shall, for each fiscal year, file on behalf of the Partnership a United States Partnership Return of Income within the time prescribed by law for such filing. The General Partner shall also file on behalf of the Partnership such other tax returns and other documents from time to time as may be required by the Federal government or by any state or any subdivision thereof. All tax returns shall be prepared by the Accountants. The General Partner shall send a copy of Schedule K-1 or any successor or replacement form thereof, and, upon request, such tax return, to each Partner within 45 days after the expiration of each fiscal year.


                                 ARTICLE VIII

                               MANAGEMENT AGENT

          8.1 Management Agent and Management Fee.

          The General Partner shall have the responsibility for managing the Apartment Complex and obtaining a management agent (the "Management Agent"), the choice of which with respect to any successor to the Management Agent at the Admission Date shall be made with the Consent of the Special Limited Partner after accurate and complete disclosure to the Special Limited Partner of any affiliation between the General Partner and such successor. The Management Agent at the Admission Date is Autumn Gate Properties, Inc., and is not an Affiliate of the General Partners.

          The Management Agent shall receive a management fee payable by the Partnership on an annual basis in an amount not to exceed four (4%) percent of the net rental income from the Apartment Complex for management services in accordance with the Management Agreement as approved by each Authority (if such approval is necessary) which is intended to be executed by the Partnership. The term of any Management Agreement shall not exceed one year without the Consent of the Special Limited Partner, and no payment or penalty shall be payable by the Partnership for failure to renew any such agreement. In the event that the Management Agent is an Affiliate of the General Partner, the Management Agreement will be amended to provide that forty (40%) percent of such management fee with respect to any fiscal year of the Partnership shall not become due and payable unless the Partnership has positive Cash Flow with respect to that fiscal year, and any unpaid portion of such management fee may be payable from positive Cash Flow of the Partnership in future fiscal years of the Partnership or from Sale or Refinancing Transaction Proceeds, as provided in Sections 9.2.A and 9.2.B.

          The General Partner will have the duty to manage the Apartment Complex during any period when there is no Management Agent and the Partnership will pay the General Partner for such services an annual management fee equal to such amount as each Authority shall approve (but not in excess of the fee set forth in Section 8.1.B hereof) from time to time or, if no approval is required, a fee equal to the amounts set forth in Section 8.1.B hereof. If at any time the present Management Agent shall cease to act as the Management Agent, the General Partner shall be authorized, subject to the Consent of the Special Limited Partner and the approval of each Authority and Lender (if required) to retain and to enter into a Management Agreement with a different Management Agent on terms at least as favorable to the Partnership as the terms and conditions of the Management Agreement with the present Management Agent.

          Subject to the approval of each Authority, if required, the Special Limited Partner shall have the right, in the event the General Partner is removed as General Partner pursuant to Section 11.4 hereof, to terminate the Management Agreement and every other contract between the Partnership and Affiliates of the General Partner so removed, upon not less than 30 days' written notice to the party contracting with the Partnership. All existing contracts between the Partnership and Affiliates of the General Partner have been amended to contain this right and the General Partner covenants not to enter any future contract with any of their Affiliates which does not contain such right.


                             ARTICLE IX

                    PROFITS AND LOSSES; DISTRIBUTIONS

          9.1 Allocations of Profits and Losses.

          For tax and accounting purposes, Profits and Losses of the Partnership for each fiscal year shall be allocated to the respective classes of Partners as follows:

          Subject to Section 9.3 hereof, Profits other than those arising from a Sale or Refinancing Transaction shall be allocated (i) first to the extent of prior allocations of Losses (other than Nonrecourse Deductions), in proportion to the amount of prior Losses allocated to each Partner, then (ii) to each Partner until the Profits allocated to such Partner equals the cash distributions made to such Partner pursuant to Section 9.2.A (xi) hereof, and then (iii) to each Partner in an amount equal to the cash distributions that would be made to each Partner pursuant to Section 9.2.A (xi) if the Partnership had cash available in an amount equal to such remaining Profits. Subject to Section 9.3 hereof, Profits arising from a Sale or Refinancing Transaction shall be allocated as follows:

          First, to the Partners until each Partner has been allocated an amount or Profits equal to the aggregate Losses previously allocated to such Partner pursuant to Section 9.1.C hereof, to the extent such aggregate Losses are more than the aggregate Profits allocated to such Partner pursuant to Section 9.1.A(i) hereof and this Section 9.1.B(i);

          Next, 99.98% to the Investor Limited Partner, .01% to the Special Limited Partner and .01% to the General Partner until the Capital Account of the Investor Limited Partner is equal to its Investor Contributions;

          Next, to the Special Limited Partner until the Capital Account of the Special Limited Partner is equal to the amount distributable to it pursuant to Section 9.2.B(x) and then to the General Partner until the Capital Account of the General Partner is equal to the amount distributable to it pursuant to Section 9.2.B(xi); and

          Thereafter, 49.89% to the Investor Limited Partner, .01% to the Special Limited Partner and 50.1% to the General Partner.

          Subject to Section 9.3 hereof, Losses shall be allocated .01% to the General Partner, 99.98% to the Investor Limited Partner and .01% to the Special Limited Partner.

          The Losses allocated pursuant to this Section 9.1.C shall not exceed the maximum amount of Losses that can be so allocated without causing any Investor Limited Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year of the Partnership. All Losses in excess of the limitations set forth in this Section 9.1.C(ii) shall be allocated to the General Partner.

          Nonrecourse Liabilities of the Partnership shall be allocated among the Partners in the same manner as Losses are allocated pursuant to
          Section 9.1.C(i) hereof.

          Nonrecourse Deductions for any fiscal year of the Partnership or other period shall be specially allocated 99.98% to the Investor Limited Partner, .01% to the Special Limited Partner and .01% to the General Partner.

          Any Partner Nonrecourse Deductions for any fiscal year of the Partnership or other period shall be specially allocated to the Partner who bears the risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable.

          All Credits shall be allocated 99.98% to the Investor Limited Partner, .01% to the Special Limited Partner and .01% to the General Partner.

          Where a  distribution  of an asset is made in the manner  described in
          Section 734 of the Code, or where a transfer of an Interest permitted by this Agreement is made in the manner described in Section 743 of the Code, the Partnership shall file, upon the request of the Special Limited Partner, an election under Section 754 of the Code, in accordance with the procedures set forth in the applicable Regulations. Subject to Section 5.2 hereof, all other elections required or permitted to be made by the Partnership under the Code shall be made in such manner as, in the opinion of the Special Limited Partner with the advice of the Accountants and legal counsel for the Partnership, will be most advantageous to the Investor Limited Partner.

          Except as otherwise provided herein, each Partner shall be allocated Profits and Losses in accordance with this Section 9.1 from the date on which it is admitted to the Partnership. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Section 706 of the Code and the Regulations promulgated thereunder.

          Notwithstanding the other provisions of this Section 9.1, if any of the allocations provided in this Section 9.1 would not result in an aggregate allocation of Profits, Losses and credits to the General Partner in an amount equal to at least .01% of the Profits, Losses and credits allocable to all Partners in any fiscal year, then the amounts otherwise allocable to the Limited Partner and the Special Limited Partner shall be reduced in order to assure that the General Partner receives an aggregate allocation of at least .01% of all Profits, Losses and credits allocable to all Partners in any fiscal year.

          If any fee or other compensation payable from the Partnership to a Partner or an Affiliate of a Partner is treated as a distribution for income tax purposes, there shall be allocated to the recipient Partner or Affiliate of a Partner an amount of income equal to the amount of such payment in the year in which such payment is made or in the first succeeding year in which the Partnership realizes income.

          9.2 Distribution and Application of Cash Flow and Proceeds From Sale or Refinancing Transactions. Except as otherwise provided by this Agreement or required by law (including all applicable rules, directives and regulations of each Authority), cash distributions shall be made to the Partners on the following bases within 60 days after the end of each calendar quarter:

          Cash Flow shall be applied in the following order of priority:

          To repay  any loan  payable  to any  Partner  other  than the  General
          Partner;

          To the Limited Partners, an amount or amounts equal to the unpaid balance of any Voluntary Loan made by them and to the General Partner, to pay the difference, if positive, between an amount or amounts equal to the unpaid balance of any Voluntary Loan made by it and an amount equal to any accrued and unpaid Credit Reduction Payments;

          In the event the Partnership is unsuccessful in refinancing the Permanent Loan on February 28, 1999, Cash Flow will be paid to Korb as follows:

          (a) If the Permanent Lender agrees to reduce the principal of the Permanent Loan to reflect the payment of $1,500,000 and to reamortize the Permanent Loan with such new principal balance, until Korb has received an amount equal to $1,500,000 plus a non-compounded return on the unreturned portion of such amount equal to (i) 9% beginning on February 28, 1999 until August 31, 1999 and (ii) 11% per annum after August 31, 1999 until Korb has been repaid the $1,500,000, all Cash Flow up to an amount equal to the difference between (1) the monthly payment of principal and interest under the Permanent Loan prior to the reduction of the principal amount and the reamortization and (2) the monthly payment of principal and interest under the Permanent Loan after the reduction of the principal and the reamortization will be paid to Korb, or

          (b) If the Permanent Lender does not agree to reduce the principal of the Permanent Loan to reflect the payment of the $1,500,000 and to reamortize the Permanent Loan with such new principal balance, until Korb has received an amount equal to $1,500,000 plus a non-compounded return on the unreturned portion of such amount equal to (i) 9% per annum beginning on February 28, 1999, until August 31, 1999 and (ii) 11% per annum after August 31, 1999 until Korb has been repaid the $1,500,000, all Cash Flow will be paid to Korb.


          To pay the difference, if positive, between any accrued but unpaid Management Fees (described in Section 8.1.B) and an amount equal to any accrued and unpaid Credit Reduction Payments;

          To the Special Limited Partner, an amount equal to any accrued Annual Local Administrative Fees pursuant to the terms of Section 6.3 hereof;

          To the General Partner to pay any principal and interest due and payable under the Contractor Note (reduced by an amount equal to any accrued and unpaid Credit Reduction Payments);

          To the extent of 50% of the remaining Cash Flow, to the Guarantor, to pay the difference, if positive, between an amount or amounts equal to the unpaid balance of any Operating Loan made by it and an amount equal to any accrued and unpaid Credit Reduction Payments;

          To the General Partner to pay the difference if positive, between (A) a non-cumulative, non-interest bearing priority return in the amount of $50,000 and (B) an amount equal to any accrued and unpaid Credit Reduction Payments;

          To the General Partner, to pay the difference, if positive, between the Asset Management Fee described in Section 6.5 and an amount equal to any accrued and unpaid Credit Reduction Payments;

          To the extent of 40% of the remaining Cash Flow, to the General Partner, to pay the difference, if positive, between the Supervisory Management Fee and an amount equal to any accrued and unpaid Credit Reduction Payments; and

          Of the remainder, 49.89% to the Investor Limited Partner, 50.1% to the General Partner (reduced by an amount equal to any accrued and unpaid Credit Reduction Payments, which amount shall be distributed 99% to the Investor Limited Partner and 1% to the Special Limited Partner) and .01% to the Special Limited Partner.

          Subject to the provisions of Sections 9.2.D and 12.4 hereof, Sale or Refinancing Transaction Proceeds shall be applied in the following order of priority:

          To the payment of all of the expenses of such Sale or Refinancing Transaction, and, with regard to damage recoveries or insurance or condemnation proceeds (other than for temporary loss of use), to the payment of all repairs, replacements or renewals resulting from damage to or partial condemnation of the affected property;

          To Korb, in an amount equal to the excess of (I)(A) Korb's $1,500,000 Capital Account, plus (B) a return on Korb's Capital Account calculated in the same manner as interest at a rate of 9% per annum, beginning on February 28, 1999 until August 31, 1999 on which date such 9% rate shall increase to 11% until paid over (II) amounts previously distributed to Korb pursuant to this Section 9.2.B(ii) and 9.2.A(iii);

          To establish such reserves as the General Partner in its sole discretion determines to be reasonably necessary for any contingent or foreseeable liability or obligation of the Partnership; provided, however, that the balance of any such reserve remaining at such time as the General Partner shall reasonably determine that such reserve is no longer necessary shall be distributed in accordance with subparagraphs (iv) through (xii) of this Section 9.2.B;

          To repay  any loan  payable  to any  Partner  other  than the  General
          Partner;

          To the Limited Partners, an amount or amounts equal to the unpaid balance of any Voluntary Loan made by them and to the General Partner, to pay the difference, if positive, between an amount or amounts equal to the unpaid balance of any Voluntary Loan made by it and an amount equal to any accrued and unpaid Credit Reduction Payments;

          To the General Partner,  to pay the difference,  if positive,  between
          (A) a one-time disposition fee in an amount equal to the difference between (x) six (6%) percent of the gross sales price of the Apartment Complex and (y) all expenses (including all third-party commissions) incurred with respect to such sale and (B) an amount equal to any accrued and unpaid Credit Reduction Payments.

          To the Special Limited Partner, an amount equal to any accrued Annual Local Administrative Fees pursuant to the terms of Section 6.3 hereof;

          To the Guarantor, to pay the difference, if any, between an amount or amounts equal to the unpaid balance of any Operating Loan made by it and an amount equal to any accrued and unpaid Credit Reduction Payments;

          To the Investor Limited Partner until the Investor Limited Partner has received an amount equal to the aggregate of the Investor Contributions, reduced by the amount of all prior distributions under this Section 9.2.B(ix);

          To the Special Limited Partner, an amount equal to its Capital Contributions, reduced by the amount of all prior distributions under this Section 9.2.B(x);

          To the General Partner, an amount equal to the difference, if positive, between (A) an amount equal to any distributions paid to the Investor Limited Partner under Section 9.2.(B)(ix) and (B) an amount equal to all accrued and unpaid Credit Reduction Payments; and

          The balance, if any, 49.89% to the Investor Limited Partner, .01% to the Special Limited Partner and 50.1% to the General Partner (reduced by an amount equal to any accrued and unpaid Credit Reduction Payments, which amount shall be distributed 99% to the Investor Limited Partner and 1% to the Special Limited Partner.

          Except as otherwise provided in this Section 9.2, each Partner shall share in distributions in accordance with this Section 9.2 from the date on which such Partner is admitted to the Partnership.

          In the event that the amount of the Credits finally allowed to the Partnership and allocated to the Limited Partners during any calendar year during the Credit Period with respect thereto is less than 99.99% of the amount specified on Exhibit A to the Recapture Guaranty Agreement for such year for any reason other than a change in law, including, without limitation, the failure of the Partnership to operate the Apartment Complex so as to have 100% of the Apartment Units therein eligible for Credits for any such year, the "Return Amount" shall be calculated. The "Return Amount" shall be an amount equal to the excess of (a)(I) the amount, if any, by which 99.99% of the Credit Amount exceeds the amount of Credits finally allowed to the Partnership and allocated to the Limited Partners with respect to any such calendar year plus (II) 15% per annum thereon calculated from the end of the calendar year in question until the Return Amount is paid as provided herein, over (b)(I) the amount, if any, by which the Credits finally allowed to the Partnership and allocated to the Limited Partners with respect to any other calendar year during the Credit Period exceeds 99.99% of the Credit Amount plus (II) 15% per annum thereon calculated from the end of the calendar year in question until the Return Amount is paid as provided herein. If the Partnership claims Credits for less than 12 calendar months with respect to any taxable year, then the calculation of the Return Amount with respect to such taxable year shall be made by proportionally pro rating the Credit Amount. At the time of distribution of any Sale or Refinancing Transaction Proceeds pursuant to Section 9.2.B hereof, there shall be distributed to the Investor Limited Partner, out of any Sale or Refinancing Transaction Proceeds that would otherwise have been distributed to the General Partner under such section, an amount equal to the Return Amount, before the General Partner and the Guarantor shall be distributed any such proceeds pursuant to such section, and an appropriate adjustment to the allocation of Profits and Losses shall be made. A distribution pursuant to the preceding sentence shall not be required to the extent that it would duplicate an amount previously paid to the Investor Limited Partner pursuant to the Recapture Guaranty Agreement or as a Credit Reduction Payment hereunder. For purposes of this Section 9.2.D, a Credit with respect to a taxable year shall be deemed finally allowed upon the latest to occur of the following: (I) the period for assessment of a deficiency for such taxable year shall have expired without a deficiency being assessed by the Internal Revenue Service against any Partner with respect to the Credit claimed by the Partnership for such taxable year; or (II) if such deficiency is so assessed, the determination by the Internal Revenue Service as to the amount of the Credit for such taxable year is no longer subject to petition to the United States Tax Court; or (III) if a petition with respect to such determination is filed with such court, a decision by such court as to the amount of the Credit for such taxable year becomes final and not subject to appeal; or (IV) if an appeal from such decision is filed, a decision of a court upon such appeal becomes final and not subject to further appeal. Any Credits which are recaptured pursuant to Section 42 of the Code, other than due to an Assignment of an Interest or a disposition of the Apartment Complex that occurs with the Consent of the Special Limited Partner, shall be deemed not to have been finally allowed for purposes of this Section 9.2.D.

          9.3 Overriding Allocations of Profits and Losses.

          Notwithstanding  anything  contained  in  Section  9.1  hereof or this
          Section 9.3 to the contrary, if there is a net decrease in Partnership Minimum Gain during any taxable year of the Partnership, except as otherwise permitted by Sections 1.704-2(f)(2), (3), (4) and (5) of the Regulations, items of Partnership income and gain for such taxable year (and subsequent years, if necessary) in the order provided in
          Section 1.704-2(j)(2)(i) of the Regulations shall be allocated among all Partners whose shares of Partnership Minimum Gain decreased during that year in proportion to and to the extent of such Partner's share of the net decrease in Partnership Minimum Gain during such year. The allocation contained in this Section 9.3.A(i) is intended to be a minimum gain chargeback within the meaning of Section 1.704-2 of the Regulations, and shall be interpreted consistently therewith.

          Notwithstanding  anything  contained  in  Section  9.1  hereof or this
          Section 9.3 to the contrary, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain, except as provided in Section 1.704-2(i) of the Regulations, items of Partnership income and gain for such taxable year (and subsequent years, if necessary) in the order provided in Section 1.704-2(j)(2)(ii) of the Regulations shall be allocated among all Partners whose share of Partner Nonrecourse Debt Minimum Gain decreased during that year in proportion to and to the extent of such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain during such year. This Section 9.3.A(ii) is intended to comply with the minimum gain chargeback requirement in
          Section 1.704-2 of the Regulations and shall be interpreted consistently therewith.

          Notwithstanding  any  provisions of Section 9.1 hereof or this Section
          9.3 to the contrary, in the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6) of the Regulations, items of
          Partnership   income  and  gain  (including  gross  income)  shall  be
          specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 9.3.B shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit. In the event that any such adjustments, allocations or distributions create an Adjusted Capital Account Deficit for more than one Partner in any taxable year of the Partnership, all such items of income and gain of the Partnership for such taxable year and all subsequent taxable years shall be allocated among all such Partners in proportion to their respective Adjusted Capital Account Deficits in such amount and manner sufficient to eliminate such Adjusted Capital Account Deficits as quickly as possible. The allocation contained in this Section 9.3.B is intended to be a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Regulations, and shall be subject thereto. Sections 9.3.A and 9.3.B hereof shall be applied in the order provided in Section 1.704-2 of the Regulations.

          Notwithstanding  any  provisions of Section 9.1 hereof or this Section
          9.3 to the contrary, but subject to the provisions of Sections 9.3.A, 9.3.B and 9.3.C hereof:

          (a) in accordance with Section 704(c) of the Code and the Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners as provided in Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value; (b) in the event the Gross Asset Value of any Partnership asset is adjusted as provided herein, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under
          Section 704(c) of the Code and the Regulations promulgated thereunder; and (c) any elections or other decisions relating to the allocations provided in this Section 9.3.D(i) shall be made by the General Partner with the Consent of the Special Limited Partner as provided in Section 704(c) of the Code in any manner that reasonably reflects the purpose and intention of this Agreement; allocations pursuant to this Section 9.3.D(i) are solely for purposes of Federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement;

          the General Partner shall be allocated an amount of deductions equal to any interest expense allowed to the Partnership in connection with any Operating Loans;

          in the event that the General Partner is allocated more than .01% of the Losses pursuant to Section 9.1.C(ii) hereof, the General Partner shall thereafter be allocated all Profits to the extent that the aggregate Losses theretofore allocated to the General Partner pursuant to Section 9.1.C(ii) hereof shall have exceeded the Losses that would have otherwise theretofore been allocated to the General Partner had the provisions of Section 9.1.C(ii) hereof not been given effect;

          in the event any Partner has a deficit Capital Account at the end of any fiscal year of the Partnership that is in excess of the sum of (a) the amount such Partner is obligated to restore to its Capital Account (pursuant to the terms of such Partner's promissory note or otherwise) and (b) the amount such Partner is deemed to be obligated to restore to its Capital Account pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.3.D(iv) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IX have been tentatively made as if Section 9.3.B hereof and this Section 9.3.D(iv) were not in this Agreement;

          to the extent the Partnership has taxable interest income with respect to any promissory note issued by a Partner pursuant to Section 483, Sections 1271 through 1288 or Section 7872 of the Code:

          (a) such interest income shall be specially allocated to the Partner to whom such promissory note relates; and

          (b) the amount of such interest income shall be excluded from the Capital Contributions credited to such Partner's Capital Account in connection with payments of principal with respect to such promissory note; and

          The Limited Partner shall be allocated an amount of Profits resulting from a Sale or Refinancing Transaction equal to the Return Amount.

          Korb shall be specially allocated an amount of gross income equal to the amount distributed to Korb pursuant to Section 9.2.B(ii)(I)(B) and any distributions pursuant to 9.2.A(iii) that represent the return on the $1,500,000 payable to Korb and any payments to Korb made pursuant to Section 6.6 hereof. The General Partner shall be specially allocated an amount of gross income equal to the amount distributed to the General Partner pursuant to Section 9.2.A (viii).


                                   ARTICLE X

        TRANSFER OF LIMITED PARTNER INTERESTS; SUBSTITUTED PARTNERS; ASSIGNEES

          10.1 Assignment of Limited Partner Interests. The Investor Limited Partner and the Special Limited Partner shall have the right at any time to make an Assignment of their Interests without the consent or approval of the General Partner or any other Partner. The General Partner shall cooperate with the Investor Limited Partner and the Special Limited Partner in facilitating such Assignment by promptly furnishing complete and accurate financial and other relevant data regarding the Partnership, the Apartment Complex, the General Partners and the Affiliates of the General Partner and any other matters reasonably necessary in the judgment of the Special Limited Partner to facilitate and effect such Assignment. Each Assignee of an Interest transferred in accordance with this Section 10.1 shall be automatically admitted to the Partnership as a Substituted Partner without necessity of General Partners approval; provided, however, that each Substituted Limited Partner shall execute such instrument or instruments as shall be required by the General Partners to signify its agreement to be bound by all the provisions of this Agreement, the Project Documents, if required, and shall pay reasonable legal fees and filing costs in connection with its substitution as a limited partner hereunder. The Investor Limited Partner and the Special Limited Partner shall notify the General Partner as to any proposed Assignment of their Interests.

          10.2 Substituted Partners; Admission.

          The General Partner may not admit any additional partners to the Partnership without the Consent of the Special Limited Partner.

          Any Assignee shall not be admitted as a Substituted Partner unless (i) the Assignee expressly agrees to be bound, to the same extent as the Assignor, by the provisions of this Agreement, the Project Documents and any other documents required in connection therewith and to assume the obligations of the Assignor hereunder and (ii) the Assignee shall have agreed to pay all reasonable expenses and legal fees relating to the Assignment and its admission as a Substituted Partner.

          Upon the admission of a Substituted Partner, Schedule A shall be amended to reflect the name and address of such Substituted Partner and to eliminate the name and address of the Assignor, and an amendment to this Agreement reflecting such admission shall be filed in accordance with the Uniform Act. No consent or approval of the Investor Limited Partner or Special Limited Partner (other than the Assignor and the Assignee) shall be required and the General Partner may exercise the power of attorney granted in Section 14.2 hereof to effect the provisions of this Article X.

          10.3 Assignees.

          Any Person who acquires in any manner whatsoever any Interest, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefit of the acquisition thereof to have agreed to be subject to and bound by all the obligations of this Agreement that any predecessor in interest of such Person was subject to or bound by. A Person acquiring an Interest, including the personal representatives and heirs of a deceased Partner, shall have only such rights, and shall be subject to all the obligations, as are set forth in this Agreement; and, without limiting the generality of the foregoing, such Person shall not have any right to have the value of his Interest ascertained or receive the value of such Interest or, in lieu thereof, profits attributable to any right in the Partnership, except as herein set forth.

          Any Assignee of an Interest pursuant to an Assignment satisfying the conditions of this Article X who does not become a Substituted Partner in accordance with this Article X shall have the right to receive the same share of the Profits and Losses and distributions of the Partnership to which his Assignor would have been entitled. If such Assignee desires to make an Assignment of his Interest, he shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Partner desiring to make an Assignment.

          Any Partner who shall Assign all of his Interest shall cease to be a Partner and shall no longer have any rights or privileges of a Partner except that, unless and until his Assignee is admitted to the Partnership as a Substituted Partner in accordance with this Article X, such Assignor shall retain all rights and be subject to all obligations under the Uniform Act.

          In the event of an Assignment, the obligation of the Assignor to make Capital Contributions hereunder shall be extinguished only by and to the extent of Capital Contributions made by him or his Assignee.

          In the event that an Assignment shall be made, there shall be filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such Assignment. Such instrument must evidence the written acceptance of the Assignee to all the terms and provisions of this Agreement. If such an instrument is not so filed, the Partnership need not recognize any such purported Assignment for any purpose.


                                   ARTICLE XI

            WITHDRAWAL OF A GENERAL PARTNER; NEW GENERAL PARTNERS

          11.1 Withdrawal.

                    A General Partner may not Withdraw (other than an Involuntary Withdrawal) from the Partnership or Assign, pledge or encumber all or any part of its General Partner Interest (except for that certain pledge of Cash Flow by HOMES to Korb to the extent the Special Limited Partner has reviewed and approved same) without the Consent of the Special Limited Partner, and, to the extent required, of each Authority and each Lender. The consent of the Investor Limited Partner shall not be required. For purposes of this Agreement, the sale, transfer, or other conveyance, or the pledge or encumbering, of any share of capital stock of a General Partner shall be deemed an Assignment by that
                    General  Partner  of  its  General  Partner  Interest.  Each
                    General Partner shall indemnify and hold harmless the Partnership and all Partners from any Withdrawal or Assignment in violation of Section 11.1.A hereof or in violation of any of the Project Documents. In the event of a Withdrawal of a General Partner (other than an Involuntary Withdrawal) or the Assignment, pledge or encumbrance of any part of its General Partner Interest in violation of Section 11.1.A hereof, the Interest of the General Partner who so Withdrew, Assigned, pledged or encumbered any part of its Interest shall immediately and automatically terminate on the effective date of such Withdrawal (or the effective date of such Assignment, pledge or encumbrance) and such General Partner shall have no further right to participate in the management or operation of the Partnership or to receive any future allocations of Profits and Losses, any distributions from the Partnership or any other funds or assets of the Partnership, nor shall it be entitled to receive or to be paid by the Partnership any further payments of fees (including fees which have been earned but are unpaid) or to be repaid any outstanding advances or loans made by it to the Partnership. From and after the effective date of such Withdrawal, Assignment, pledge or encumbrance, the rights of the Withdrawing General Partner to receive or to be paid such allocations, distributions, funds, assets, fees or repayments shall be reallocated to the other General Partner or General Partners, or if the Special Limited Partner becomes a general partner of the Partnership at that time, to the Special Limited Partner. Notwithstanding such Withdrawal, Assignment, pledge or encumbrance, and loss of any right to receive such allocations, distributions, funds, assets, fees and repayments, the Withdrawing General Partner shall remain liable to the Partnership and the other Partners for only those obligations incurred by it while it was General Partner under this Agreement. Notwithstanding anything herein to the contrary, any remaining Partner shall have all other rights and remedies against the Withdrawing General Partner as provided by law.

                    Upon the Involuntary Withdrawal of the General Partner, the General Partner's Interest shall automatically become an Interest of a Class B Limited Partner. Until the purchase of such Class B Limited Partner Interest shall occur pursuant to the provisions of Section 11.3.B hereof, the Class B Limited Partner shall be entitled to receive the fees payable to the Withdrawing General Partner set forth in
                    Article VI hereof accrued to the date of such Withdrawal, to be repaid any outstanding advances or loans made by the Withdrawing General Partner to the Partnership and to share in the Profits and Losses and distributions at the same times and in the same manner as the Withdrawing General Partner would have otherwise received as a General Partner, but shall not be entitled to participate in the management of the Partnership's business or to participate in any allocation of profits and losses and distributions payable to the Investor Limited Partner or the Special Limited Partner.

                    11.2 Effect of Withdrawal; Election to Continue Business. Upon the occurrence of an event giving rise to a Withdrawal of a General Partner, (A) any remaining General Partner, if any, or, if there be no remaining General Partner, the Withdrawing General Partner or its legal representative shall promptly notify the Limited Partners of such Withdrawal (the "Withdrawal Notice"), (B) the Special Limited Partner shall have the right to become an additional General Partner (and to become the Managing General Partner if the Withdrawing General Partner was previously the Managing General Partner) and (C) the Partnership shall continue; provided, however, the Partnership shall be dissolved and terminated if there is no General Partner (and the Special Limited Partner does not exercise its right to become an additional General Partner). The Withdrawal of a General Partner shall not be deemed to be effective until the expiration of 90 days from the day on which the Withdrawal Notice has been mailed to the Limited Partners. A Withdrawn General Partner shall remain liable for obligations incurred by it under this Agreement through the effective date of its Withdrawal, whether or not such Withdrawal shall be an Involuntary Withdrawal and in compliance with or in violation of this Agreement.

           11.3  Formation of New Partnership.

                    Subject to the provisions of Section 11.1.A hereof, upon the occurrence of an event giving rise to the Withdrawal of a General Partner, if there is then no other General Partner (and the Special Limited Partner does not elect to become a General Partner), the Limited Partners may unanimously elect within 120 days thereafter to form a new partnership on substantially identical terms to those of this Agreement to carry on the business of the Partnership. In so doing, the Limited Partners shall designate a successor general partner to serve in place of the Withdrawing General Partner with the approval of each Authority and each Lender, if such approval is required; provided, however, that no Person shall be designated or admitted as a successor general partner if he is below the age of majority in the State or has theretofore been adjudged insane or incompetent, and unless, in the opinion of the Partnership's counsel, such Person has a financial net worth to assure that he shall satisfy the financial net worth requirements of the Internal Revenue Service for the Partnership to continue to be treated as a partnership for Federal income tax purposes.

                    If the Limited Partners shall designate a successor general partner and obtain all necessary approvals therefor, the Class B Limited Partner Interest of the Withdrawing General Partner where the Withdrawal was Involuntary shall be transferred to the successor general partner upon its written assumption of the obligations of the Withdrawing General Partner under this Agreement (except for any obligations of the Withdrawing General Partner under this Agreement specifically excepted by the Special Limited Partner). In such event, the successor general partner shall pay to the Withdrawing General Partner or its legal representative as the purchase price for its Class B Limited Partner Interest an amount to be agreed upon between them.

                    If no agreement can be reached as to the amount of the purchase price for the Class B Limited Partner Interest of the Withdrawing General Partner under Section 11.3(B)(i) hereof and if the successor general partner does not own a .01% interest in all material items of profits and losses and distributions of the Partnership, each limited partner of the Partnership (including the Person succeeding to the Interest of the Withdrawing General Partner as a Class B Limited Partner and any other Class B Limited Partner) shall transfer a pro rata portion of his Interest to the successor general partner in an amount sufficient to give the successor general partner such .01% interest and the successor general partner shall pay to each limited partner of the Partnership (including the Person succeeding to the Interest of the Withdrawing General Partner as a Class B Limited Partner and any other Class B Limited Partner) as the purchase price for his Interest, an amount determined by the Special Limited Partner.

                    In exercising the election permitted under Section 11.3.A hereof, the successor general partner and all the limited partners of the Partnership agree to be bound by the provisions of this Agreement; provided, however, that if this Agreement is amended by them, no amendment shall be made without the Consent of the Special Limited Partner and unless counsel to the Partnership shall issue an opinion that the Partnership shall continue to be treated as a partnership for Federal income tax purposes; provided, further, however, that the amended agreement shall be as similar in form and substance to this Agreement as practicable and the successor partnership shall engage in the same business as the Partnership employing the assets and name of the Partnership to the extent possible.

                    Any new limited  partnership formed pursuant to this Section
                    11.3 shall succeed to all rights and assets of the Partnership subject to all liabilities of the Partnership. Each limited partner of the Partnership shall be a limited partner of any limited partnership formed pursuant to this
                    Section 11.3 and agrees to execute all documents and take such further action as may be necessary in connection therewith. Until such time as the new limited partnership agreement is executed by all of the Partners, this Agreement shall continue to be binding on all of the partners of the Partnership. Upon execution of a declaration to be bound by the terms of this Agreement and delivery of such declaration to any Partner of the Partnership, the general partner of such new limited partnership shall succeed to all the rights and liabilities of the then general partners of the Partnership under this Agreement.

           11.4  Special Removal Rights.

                    Notwithstanding any other provision of this Agreement to the contrary, in the event that the General Partner or Guarantor shall:

                    (a) materially violate its fiduciary responsibilities as a General Partner or as a Guarantor of the Partnership;

                    (b) be in material breach of this Agreement or the Contribution Agreement or any of the Other Guaranties for ten days after notice thereof has been given by the Special Limited Partner; provided, however, that if such breach is of the type that cannot reasonably be cured within ten days, the Special Limited Partner shall not have the right to remove a General Partner under this Section 11.4.A(i)(b) with respect to such breach for a 60-day period after such notice is given so long as the General Partners are diligently pursuing a cure of such breach at all times during such 60-day period;

                    (c) willfully violate any law, regulation or order applicable to the Partnership which has a material adverse financial impact on the Partnership or the Apartment Complex; or

                    (d) become Bankrupt;

                    the Partnership shall:

                    (a) be in material breach of or have suffered a material event of default to occur under any Project Document (other than the Contribution Agreement) or any other material agreement or document affecting the Partnership or the Limited Partners to which it is a party; or

                    (b) (I) at any time (v) prior to the commencement of the Guaranty Period, if the Guarantor is at such time in default of its obligations under the Development Deficit Guaranty Agreement, or (w) during the Guaranty Period if the Guarantor is at such time in default of its obligations under the Operating Deficit Guaranty Agreement, or (x) after termination of the Guaranty, have realized a deficit in Cash Flow in each calendar month for a period of six consecutive months (provided that (y) unless such deficit has been funded by Voluntary Loans by the General Partners, the number "six" in this clause (I) shall be replaced by "one", and (z) if such deficit in any calendar month shall exceed $10,000 (unless such deficit has been funded with Voluntary Loans), such month shall be deemed to be the last month in a period of six consecutive months in which the Partnership shall have realized a deficit in Cash Flow, (II) have had less than 100% of the apartment units in the Apartment Complex eligible to receive the Credit in any month, (III) have had the qualified basis (as defined in Section 42 of the Code) of the Apartment Complex at the end of any taxable year prior to the taxable year starting January 1, 2012 be less than the amount of such basis at the close of the preceding tax year, or (IV) otherwise be in any situation, except where such situation is due to a change in law, where the amount of the Credits which the Partnership is entitled to claim under Section 42 of the Code be less than the Credit Amount (as provided in Exhibit A to the Recapture Guaranty Agreement and as such number is adjusted pursuant to Section 3.4.B(ii) hereof) in any year during the Credit Period of the Partnership (other than any year therein in which Credits may not be claimed for 12 months because the first day of the Compliance Period was other than the first day of a calendar year); or

                    (a) an uncured default exists under any agreement or commitment entered into by the Partnership or binding thereon, or any such agreement or commitment shall have expired or shall have been terminated by any of the parties thereto and shall not have been extended, or (b) any Lender shall have commenced foreclosure proceedings against the Apartment Complex and such proceedings shall not have been stayed or dismissed within 30 days unless the Interest of the Investor Limited Partner is purchased by the General Partners under the Development Deficit Guaranty Agreement;

                    then, in any such event (a "Major Default") the Special Limited Partner shall have the right, but not the obligation, in its sole discretion, (y) in the case of the occurrence of an event specified in clause (i) of this
                    Section 11.4.A, to remove such General Partner and all of such General Partner's Affiliates as General Partner of the Partnership and to appoint itself or any of its Affiliates to succeed such General Partner as a General Partner of the Partnership in accordance with the provisions of Section
                    11.2 hereof, and (z) upon fifteen (15) days' prior written notice to the General Partner, in the case of the occurrence of an event specified in clauses (ii) or (iii) of this
                    Section 11.4.A, to remove the General Partner as General Partner of the Partnership and to appoint itself or any of its Affiliates to succeed such General Partner as a General Partner of the Partnership in accordance with the provisions of Section 11.2 hereof. Each Partner hereby irrevocably constitutes and appoints the Special Limited Partner as its true and lawful attorney-in-fact and agent with full power and authority to act in its name, place and stead to execute, acknowledge, swear to, deliver, file, record and publish any documents which the Special Limited Partner reasonably deems necessary or appropriate to confirm and/or effect (x) the removal of the General Partner as General Partner of the Partnership and (y) the appointment of the Special Limited Partner or its designee as a General Partner of the Partnership including, without limitation, to:

                    (i) To qualify or continue the Partnership as a limited partnership;

                    (ii) To reflect a modification of the Partnership or an amendment of this Agreement or the Certificate of Limited Partnership of the Partnership in accordance with the terms hereof; and


                    (iii) To effect transfers, admissions, withdrawals and substitutions of Partners as provided under the terms of this Agreement.


                    The General Partner and the Guarantor agree to indemnify and hold the Limited Partners harmless from and against all losses, costs and expenses incurred in connection with a Major Default (other than pursuant to Section 11.4.A(ii)(b) hereof) and the exercise of any of the remedies provided above, including, without limitation, all legal fees and other expenses of the Limited Partners in connection with the transaction.

                    The removal of the General Partner pursuant to Section 11.4.A hereof (other than Section 11.4.A(i)(d) hereof) shall be treated for purposes of this Agreement as a voluntary Withdrawal of such General Partner from the Partnership. The removal of the General Partner pursuant to Section 11.4.A(i)(d) shall be treated for purposes of this Agreement as an Involuntary Withdrawal of such General Partners from the Partnership.

                    11.5 Additional General Partners. At any time, the General Partner, with the Consent of the Special Limited Partner and subject to any applicable approvals of each Authority and each Lender, may admit an additional general partner to the Partnership with such share of the aggregate General Partner's Interest as shall be agreed upon between the General Partners and the additional general partner. Any additional general partner, as a condition of receiving any Interest, shall agree to be bound by the Project Documents and any other document required in connection therewith and by the provisions of this Agreement to the same extent and on the same terms as the General Partner.

                    11.6 Amendment of Schedule and Agreement. Upon the admission of a successor or additional general partner or the Withdrawal of a General Partner in accordance with the terms and conditions hereof, Schedule A attached hereto shall be amended to reflect such admission or Withdrawal and such amendment shall be filed as required by the Uniform Act. The General Partner may exercise the power of attorney granted in Section 14.2 hereof and the Special Limited Partner may exercise the power of attorney granted in Section 11.4 hereof to effect the provisions of this Section 11.6.

                    11.7 Survival of Liabilities. It is expressly understood that no Withdrawal, Assignment, pledge or encumbrance of a General Partners's Interest, even if it results in the substitution of the Assignee as a Partner, shall release the Withdrawing General Partners from any liability to the Partnership which shall survive such Withdrawal, Assignment, pledge or encumbrance, including those set forth in the Uniform Act.


                                        ARTICLE XII

                        DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

                    12.1 Events Which Cause a Dissolution. The Partnership shall continue in full force and effect until December 31, 2037, except that the Partnership shall be dissolved prior thereto upon the happening of any of the following events:

                    An election to dissolve the Partnership made in writing by the General Partner, with the Consent of the Special Limited Partner;

                    The Withdrawal of the General Partner if the Partnership is not continued in accordance with Section 11.2 hereof;

                    Any event which shall make it unlawful for the existence of the Partnership to be continued; or

                    The sale or other disposition of all or substantially all of the assets of the Partnership.

                    12.2 Actions of Liquidating Agent Upon Dissolution. Upon the dissolution of the Partnership, the Partnership shall be liquidated in accordance with this Article XII and the Uniform Act. The liquidation shall be conducted and supervised by the General Partner or, if there is no remaining general partner, by a person who shall be designated for such purpose by the Special Limited Partner (the General Partner, or such person so designated, being hereinafter referred to as the "Liquidating Agent"). The Liquidating Agent shall have all of the rights in connection with the liquidation and termination of the Partnership that a general partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidating Agent is hereby expressly authorized and empowered to effectuate the liquidation and termination of the Partnership and the transfer of any assets and liabilities of the Partnership. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more persons any or all of such rights and powers and the authority and power to execute documents in connection therewith, and to fix the reasonable compensation of each such person, which compensation shall be charged as an expense of liquidation. The Liquidating Agent is also expressly authorized to distribute the Partnership's property to the Partners subject to liens.

                    12.3 Statements on Termination. Each Partner shall be furnished with a statement prepared by the Liquidating Agent which shall set forth the assets and liabilities of the Partnership as at the date of complete liquidation, and each Partner's share thereof. Upon compliance with the distribution plan set forth in Section 12.4 hereof, the Investor Limited Partner and the Special Limited Partner shall each cease to be a partner of the Partnership, and the Liquidating Agent shall execute, acknowledge and cause to be filed a certificate of termination of the Partnership.

                    12.4 Priority on Liquidation; Distribution of Non-Liquid Assets.

                    The Liquidating Agent shall, to the extent feasible, liquidate the assets of the Partnership as promptly as shall be practicable. To the extent the proceeds are sufficient therefor, as the Liquidating Agent shall deem appropriate, the proceeds of such liquidation shall be applied in accordance with the provisions of Section 9.2.B(i) through
                    (viii) hereof, and the balance of such proceeds shall be distributed by the Liquidating Agent to the Partners pro rata in accordance with their respective Capital Accounts, as such accounts are determined after all adjustments are made as required herein to such accounts for the taxable year of the Partnership during which the liquidation occurs.

                    If the Liquidating Agent shall determine with the Consent of the Special Limited Partner that it is not feasible to liquidate all or part of the assets of the Partnership or that an immediate sale of all or part of such assets would cause an undue loss to the Partners, the Liquidating Agent shall cause the fair market value of the assets not so liquidated to be determined by independent appraisal. Such assets, as so appraised, shall be retained or distributed by the Liquidating Agent as follows (it being understood that the allocation of specific assets pursuant to this Section
                    12.4 shall require the Consent of the Special Limited Partner):

                    The Liquidating Agent shall retain assets having a value (which value shall be equal to the fair market value of such assets less the amount of any liability related thereto) equal to the amount by which the net proceeds of the liquidated assets are insufficient to satisfy the requirements of subparagraphs (i) through (viii) of Section 9.2.B hereof; and

                    Thereafter to the Partners pro rata in accordance with their respective Capital Accounts, as such accounts are determined after all adjustments are made as required herein to such accounts for the taxable year of the Partnership during which the liquidation occurs.

                    Any distribution of assets in kind shall be distributed on the basis of the fair market value thereof and any Partner entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other
                    Partners so entitled. If the Liquidating Agent, with the Consent of the Special Limited Partner, deems it not feasible to distribute to each Partner an aliquot share of each asset, the Liquidating Agent may allocate and distribute specific assets to one or more Partners as tenants-in-common as the Liquidating Agent shall determine with the Consent of the Special Limited Partner, taking into consideration, inter alia, the basis for tax purposes of each asset distributed and the effect of crediting or charging the Capital Accounts for any unrealized appreciation or unrealized depreciation.

                    Notwithstanding any other provision of this Article XII, in the event the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations but no Event specified in Section 12.1 hereof has occurred, the property of the Partnership shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed its property in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Partners shall be deemed to have recontributed such property in kind to the Partnership, which shall be deemed to have assumed and taken subject to all such liabilities.

                    12.5 Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities so as to minimize the losses normally attendant upon a liquidation.

                    12.6 No Goodwill Value. At no time during continuation of the Partnership shall any value ever be placed on the Partnership name, or the right to its use, or to the goodwill appertaining to the Partnership or its business, either as among the Partners or for the purpose of determining the value of any Interest, nor shall the legal representatives of any Partner have any right to claim any such value. In the event of a termination and dissolution of the Partnership as provided in this Agreement, neither the Partnership name, nor the right to its use, nor the same goodwill, if any, shall be considered as an asset of the Partnership, and no valuation shall be put thereon for the purpose of liquidation or distribution, or for any other purpose whatsoever; nor shall any value ever be placed thereon as between the remaining or surviving Partners and the legal representatives of the estate of any deceased, insane, incompetent, dissolved, liquidated or Bankrupt Partner.


                                      ARTICLE XIII

                                     FOREIGN PARTNERS

                  13.1  Certification of Non-Foreign Status.

                    Each Partner shall upon acquiring a Partnership Interest certify that he is not a Foreign Person on forms to be provided by the General Partners at the time of subscription. At any time that an Interest is transferred or assigned, the transferee shall certify to non-foreign status prior to the transfer or assignment of such Interest. Such certifications shall be made on a form to be provided by the General Partners.

                    Each Partner shall notify the General Partners if he becomes a Foreign Person within 30 days of such change.

                    Prior to a disposition of a United States Real Property Interest, a distribution attributable to a disposition of a United States Real Property Interest or any other distribution by the Partnership, each Partner may be required to certify to non-foreign status.

                    13.2   Withholding  of  Certain   Amounts   Attributable  to
                    Interests of Foreign Partners.

                    In the event that either (y) the Partnership's actual or deemed amount realized upon disposition of any United States Real Property Interest is attributed to a Foreign Partner or
                    (z) the Partnership has effectively connected taxable income for any taxable year:

                    any tax required to be withheld under Sections 1445 or 1446 of the Code shall be charged to that Foreign Partner's Capital Account as if the amount of such tax had been distributed to such Partner;

                    the General Partner shall have the right to make a loan to the Partnership in an amount equal to the amount of tax required to be withheld pursuant to Sections 1445 or 1446 of the Code to the extent that cash is needed to make the Sections 1445 or 1446 withholding payment attributable to that Foreign Partner; and

                    the General Partner may retain appropriate portions of a Foreign Partner's distributions until any withholding obligations relating to that Foreign Partner are satisfied and may apply such distributions to repay any loan made pursuant to Section 13.2.A(ii) hereof.

                    For purposes of this Section 13.2, any person who fails to provide a certification of a non-foreign status when requested to do so by the General Partners shall be treated as a Foreign Person.


                                    ARTICLE XIV

                                   MISCELLANEOUS

                    14.1 Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State applicable to contracts made and to be performed entirely therein.

                    14.2 Power of Attorney. Each Partner hereby irrevocably constitutes and appoints each General Partner who is an individual, each general partner of any General Partner which is a partnership and each of the President, each Vice President and the Secretary of any corporate General Partners, his true and lawful attorney-in-fact and agent with full power and authority to act in his name, place and stead to execute, acknowledge, swear to, deliver, file, record and publish any documents which such persons reasonably deem necessary or appropriate:

                    To  qualify  or  continue  the   Partnership  as  a  limited
                    partnership;

                    To reflect a modification of the Partnership or an amendment of this Agreement in accordance with the terms hereof;

                    To  reflect  the   dissolution   and   termination   of  the
                    Partnership in accordance with the terms hereof; or

                    To   effect   transfers,    admissions,    withdrawals   and
                    substitutions of Partners as specifically provided under the terms of this Agreement.

                    No person shall take any action as an attorney-in-fact of the Investor Limited Partner or any Special Limited Partner which is not authorized by the terms of this Agreement or would in any way increase the liability of such Partner beyond the liability expressly set forth in this Agreement. This power of attorney may be revoked by any Partner by written notice of revocation (the "Notice of Revocation") to the General Partners. Upon receipt by the General Partners of a Notice of Revocation, the General Partners shall file with the appropriate office or agency an amendment to this Agreement reflecting any such revocation, provided, however, that until such amendment is filed, any party may rely upon this power of attorney as being valid.

                    14.3 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Agreement shall be sufficient for all purposes without producing or accounting for any other counterpart thereof.

                    14.4 Partners Independently Bound. The General Partner, the Special Limited Partner and the Investor Limited Partner shall become bound by this Agreement upon execution thereof by all Partners.

                    14.5 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein (A) are determined to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid or (B) would cause any of the Limited Partners to be bound by the obligations of the Partnership (other than under the rules, directives and regulations of any Authority) under the laws of the State as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

                    14.6 Address and Notice. All notices, demands, solicitations of consent or approval, and other communications hereunder required or permitted shall be in writing and shall be deemed to have been given when personally delivered or five days after the date when deposited in the United States mail and sent postage prepaid by registered or certified mail, return receipt requested, addressed as follows: if intended for (A) the Partnership, to its principal place of business or (B) the Partners, to their respective addresses set forth on Schedule A, or to such other address which any Partner shall have given to the Partnership for such purpose by notice hereunder; provided, however, that copies of all such items (which shall not constitute notice hereunder) shall also be sent to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022; Attention: Eric R. Landau, Esq.

                    14.7 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included.

                    14.8 Titles and Captions. All article and section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

                    14.9 Entire Agreement. This Agreement and all agreements referenced herein and entered into by and among the parties hereto constitute the entire understanding between and among the parties and supersedes any prior understandings and agreements between and among them respecting the subject matter of this Agreement. It is expressly agreed that, unless expressly approved by the Special Limited Partner in writing, any and all agreements previously entered into among Korb, the Partnership, the General Partner or any of their Affiliates with respect to the subject matter of this Agreement or the Apartment Complex are deemed null and void except for the following: (i) Agreement of Purchase and Sale of Partnership Interests in Dallas/Glen Hills, L.P., dated as of September 16, 1996, as amended, together with all contracts, agreements and documents signed or executed in connection therewith (to the extent same have been approved in writing by the Special Limited Partner); (ii) Promissory
                    Note in the amount of $400,000 issued to Korb by the General Partner and guaranteed by the Guarantor; (iii) Collateral Assignment of Rights in Partnership Interests entered into by and between the General Partner and Korb; and (iv) that certain Indemnity Agreement entered into by and between Homes For America Holdings, Inc. and Korb. Notwithstanding anything to the contrary in this Section 14.9, to the extent that any of the provisions of the agreements listed as items
                    (i) through (iv) in the preceding sentence are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.

                    14.10 Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives and permitted successors and assigns of the parties hereto.

                    14.11 Parties in Interest. Nothing herein shall be construed to be to the benefit of or enforceable by any third party including, but not limited to, any creditor of the Partnership.

                    14.12 Amendments; Other Actions.

                    This Agreement may not be amended or modified except by the General Partner with the Consent of the Special Limited Partner and the approval, if required, of each Authority; provided, however, that the prior written consent of all Partners is required to any amendment which would (i) extend the term of the Partnership as set forth in Section 12.1 hereof, (ii) amend this Section 14.12, (iii) increase or extend the liability or obligation of the Investor Limited Partner or any limited partner, (iv) increase the amount of Capital Contributions payable by the Investor Limited Partner or any limited partner, (v) accelerate the date of payment of any installment or (vi) alter the distribution or allocation to the Partners of any profits and losses and distributions of the Partnership; provided, further, however, that the Limited Partners may, without the consent of the General Partners, amend or modify this Agreement in any manner which does not modify in any manner or to any extent the rights, privileges or liabilities of the General Partners hereunder or items (i) through (vi) in the first proviso to this Section 14.12.A.

                    Notwithstanding any other provision of this Agreement, no action may be taken under this Agreement unless such action is taken in compliance with the provisions of the Uniform Act.

                    C. The General Partners acknowledge and agree that upon receipt of written notice from the Investor Limited Partner that it desires to exercise the right(s) of the Special Limited Partner (a) to consent to the actions specified in Sections 5.5B(iv), (x), (xi) and (xii) hereof, (b) to receive information and/or reports with regard to the physical and financial condition of the Apartment Complex and/or (c) under Section 11.4 hereof (including the right to appoint a successor General Partner upon the removal of a General Partner), such rights shall be exercisable exclusively by the Investor Limited Partner and this Agreement shall be deemed to have been so amended to reflect that such rights are to be exercised exclusively by the Investor Limited Partner.

                    14.13 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements shall survive until the dissolution and termination of the Partnership, except to the extent that a representation, warranty or agreement expressly provides otherwise.

                    14.14 Further Assurances. The Partners will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

                    14.15 Remedies Cumulative. No remedy conferred upon or reserved to the Partnership or any Partner by this Agreement is intended to be exclusive of any other remedy. Each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Partnership or any Partner hereunder or now or hereafter existing at law or in equity or by statute.

                    14.16 Meetings. Meetings of the Partnership may be called by the General Partner or by the Special Limited Partner for any matters for which the Partners may vote as set forth in this Agreement or to obtain information concerning the Partnership. A list of names and addresses of all Partners shall be maintained as part of the books and records of the Partnership and shall be made available upon request to any Partner or its representative at cost. Upon receipt of a request either in person or by registered mail stating the purposes of the meeting, the General Partner shall provide the Partners, within ten days after receipt of such request, written notice of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 30 days after receipt of such request, at a time and place within or without the State convenient to the Partners.

                    14.17 Class Z General Partner. The parties hereto acknowledge and agree that upon the Partnership's receipt of a form 8609 for each building in the Apartment Complex, Korb's interest as a Class Z General Partner shall be automatically converted to an interest as a Class Z Limited Partner; all other provisions relating to Korb shall remain unchanged.

                    IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.

                                   GENERAL PARTNER

                                   GLEN HILLS HOMES FOR AMERICA, INC.

                                   By: /s/ Robert A. MacFarlane
                                       ----------------------------
                                   Name: Robert A. MacFarlane
                                       ----------------------------
                                   Title: President/Director
                                       ----------------------------


                                    CLASS Z GENERAL PARTNER

                                    -------------------------------
                                    DAVID H. KORB

                                    SPECIAL LIMITED PARTNER

                                    RELATED CORPORATE SLP L.P.
                                    By: RCC Asset ManAgers, L.P.,
                                        General Partner

                                    By: RCC General Corporation,
                                        General Partner

                                    By: /s/ Marc D. Schnitzer
                                        -----------------------------
                                    Name: Marc D. Schnitzer
                                    Title: Executive Vice President

                                    LIMITED PARTER

                                    RELATED CORPORATE PARTNERS V, L.P.

                                    By: RCC Asset Managers V. L.L.C.,
                                        Its General Partner

                                    By: /s/ Marc D. Schnitzer
                                        --------------------------------------
                                        Marc D. Schnitzer
                                        Member

WITHDRAWING LIMITED PARTERS

CAL-TEX II-GLEN HILLS, LTD.,
A Texas limited partnership

By: /s/ David Korb
----------------------------
David Korb

JOCK P.R. CAMPBELL LIVING
TRUST 3/28/89

By: /s/ David Korb (for Jock P.R. Cambell Living Trust 3/28/89)
----------------------------------------------------------------
Name:

6003 ABRAMS ROAD, INC.,
a Texas Corporation

By: /s/ David Korb
-------------------------------------
Name:

/s/ David Korb (for Anthony J. Barder)
--------------------------------------
ANTHONY J. BARDER






                              SCHEDULE A TO

           THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

                                    OF

                            DALLAS/GLEN HILLS, L.P.

                       dated as of ----------------, 1997



  General Partner                            Capital Contribution


  Glen Hills Homes For America, Inc.         $1.00
  1725 DeSales Street, NW
  Suite 300 Washington, D.C. 20036
  Attention:  Robert Kohn


  Special Limited Partner

  Related Corporate SLP L.P.                 $1.00
  625 Madison Avenue
  New York, New York 10022


  Investor Limited Partner

  Related Corporate Partners V, L.P.         $2,211,910
  625 Madison Avenue
  New York, New York  10022


  Class Z General Partner

  David H. Korb                              $1,500,000
  6727 Lookout Bend
  San Jose, California 91520